Exhibit 10.1

Execution Version

CREDIT AGREEMENT

Dated as of February 15, 2017

among

ENBRIDGE ENERGY PARTNERS, L.P.,
as Borrower,

Enbridge (U.S.) INC.

as Lender

i

continued

ii

continued

iii

continued

SCHEDULES

1.02	Certain Intercompany Restrictions (Restrictions on Ability of Subsidiaries to Pay Dividends, etc.)
2.01(a)	Commitments
5.06	Litigation
5.08	Environmental Matters
7.01	Existing Liens
10.02	Addresses for Notices

EXHIBITS

Form of

A	Loan Notice
B	Loan Note
C	Compliance Certificate
D	Assignment and Assumption Agreement

iv

CREDIT AGREEMENT

THIS CREDIT AGREEMENT (this “Agreement”) dated as of February 15, 2017 is made and entered into by and among ENBRIDGE ENERGY PARTNERS, L.P., a Delaware limited partnership (the “Borrower”), and ENBRIDGE (U.S.) INC., as lender (the “Lender”).

WHEREAS, the Borrower or a Subsidiary of the Borrower, intends to enter into an agreement to directly or indirectly acquire up to an effective 27.6% ownership interest in the Project;

WHEREAS, the Borrower has requested that the Lender commit to provide bridge financing to the Borrower for up to $1,500,000,000 (i) on a revolving basis for a 364-day period, and (ii) for a 364-day term on a non-revolving basis following the expiration of the then-applicable revolving period; and

WHEREAS, the Lender is willing to make such loans on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

Article I
Definitions and Accounting Terms

1.01         Defined Terms.         As used in this Agreement, the following terms shall have the meanings set forth below:

“Acquired Assets” has the meaning set forth in the definition of “Incremental EBITDA”.

“Acquired Subsidiary” has the meaning set forth in the definition of “Incremental EBITDA”.

“Acquisition Period” means the period beginning with the date of payment of the purchase price for a Specified Acquisition (the “Acquisition Closing Date”) and continuing through the earliest of (a) the last day of the second fiscal quarter following the quarter in which the Acquisition Closing Date occurs, (b) the date designated by the Borrower as the termination date of such Acquisition Period, or (c) the Quarter End Date on which the Borrower is in compliance with Section 7.09 as such compliance is determined as if such period was not an Acquisition Period. As used in this definition, “Specified Acquisition” means any one or more transactions (x) consummated during a consecutive 9-month period pursuant to which the Borrower or one or more of its Subsidiaries, or any combination of the foregoing, directly or indirectly, whether in the form of capital expenditure, an investment, a merger, a consolidation, an amalgamation or otherwise and whether through a solicitation of tender of equity interests, one or more negotiated block, market, private or other transactions, or any combination of the foregoing, acquires for an aggregate purchase price of not less than $50,000,000 (i) all or substantially all of the business or assets of any other Person or operating division or business unit of any other Person or (ii) more than 50% of the equity interests in any other Person, and (y) designated by the Borrower to the Lender as a “Specified Acquisition” (such designation may be made at any time during an Acquisition Period that began on the Acquisition Closing Date for such Specified Acquisition); provided that following a designation of a Specified Acquisition, the Borrower may not designate a subsequent Specified Acquisition unless, after the end of the most recent Acquisition Period there shall have occurred at least one Quarter End Date on which the Borrower is in compliance with Section 7.09, as such compliance is determined as if such period was not an Acquisition Period. As used in this definition, “Quarter End Date” means the last date of a fiscal quarter.

“Act” has the meaning specified in Section 10.19.

“Affiliate” means, as to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to be “controlled by” any other Person if such other Person possesses, directly or indirectly, power to direct or cause the direction of the management and policies of such Person whether by contract or otherwise. Notwithstanding the foregoing, the Borrower, its subsidiaries, its General Partner, and the Delegate shall not be deemed to be an Affiliate of the Lender and its subsidiaries, and Lender and its subsidiaries shall not be deemed an Affiliate of Borrower, its subsidiaries, its General Partner or the Delegate.

“Agreement” has the meaning set forth in the introductory paragraph hereto.

“Applicable Rate” means the following percentages per annum, based upon the Debt Rating as set forth below:

Applicable Rate
Pricing Level	Debt Ratings S&P/Moody’s	Applicable Rate for Facility Fee Rate	Applicable Rate for Eurodollar Rate Loans	Applicable Rate for Base Rate Loans

1	A/A2 or higher	0.075%	0.800%	0.000%
2	A-/A3	0.100%	0.900%	0.000%
3	BBB+/Baa1	0.125%	1.000%	0.000%
4	BBB/Baa2	0.150%	1.100%	0.100%
5	BBB-/Baa3 or lower or unrated	0.200%	1.300%	0.300%

“Debt Rating” means, as of any date of determination, the rating as determined by either S&P or Moody’s (collectively, the “Debt Ratings”) of the Borrower’s non-credit-enhanced, senior unsecured long-term debt; provided that if a Debt Rating is issued by each of the foregoing rating agencies and they differ by one level, then the higher of such Debt Ratings shall apply (with Pricing Level 1 being the highest and Pricing Level 5 being the lowest), unless there is a split in Debt Ratings of more than one level, in which case the level that is one level lower than the higher Debt Rating shall apply.

Initially, the Applicable Rate shall be determined based upon the Debt Rating in effect on the Closing Date. Thereafter, each change in the Applicable Rate resulting from a publicly announced change in the Debt Rating shall be effective during the period commencing on the date of the public announcement thereof and ending on the date immediately preceding the effective date of the next such change.

2

“Assignment and Assumption” means an Assignment and Assumption substantially in the form of Exhibit D.

“Attorney Costs” means and includes all fees and disbursements of any law firm or other external counsel but expressly excludes the allocated cost of internal legal services and all disbursements of internal counsel.

“Attributable Indebtedness” means, on any date, in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.

“Audited Financial Statements” means the audited consolidated balance sheet of the Borrower and its Subsidiaries and Unrestricted Subsidiaries for the fiscal year ended December 31, 2015, and the related consolidated statements of income and cash flows for such fiscal year of such Persons.

“Bank of America” means Bank of America, N.A.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” and (c) the Daily Floating Eurodollar Rate for a one month period for such day (or if such day is not a Business Day, the immediately preceding Business Day). Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Committed Loan” means a Committed Loan that is a Base Rate Loan.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” has the meaning set forth in the introductory paragraph hereto, and includes its successors and assigns permitted hereby, if any.

“Borrower Materials” has the meaning specified in Section 6.02(c).

“Borrowing” means a Loan made by the Lender pursuant to Section 2.01.

“Business Day” means any day other than a Saturday, Sunday, or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in the State where the Lender’s Office is located or in the State of New York, and if such day relates to any Eurodollar Rate Loan, it must also be a day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

3

“Capital Lease” means a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP, other than any Operating Lease.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” shall mean (i) the failure of Enbridge Energy Company, Inc., a Delaware corporation, or any other Person, in each case during the period that such Person is the general partner of the Borrower, to constitute a Subsidiary of Enbridge Inc., a corporation incorporated under the federal laws of Canada, (ii) the failure of Enbridge Energy Company, Inc. or any other Subsidiary or Subsidiaries of said Enbridge Inc. at any time to constitute all of the general partners of the Borrower, or (iii) the failure of the Operating Partnership to constitute a Subsidiary of the Borrower.

“Closing Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 10.01 (or as otherwise provided in Section 4.01 or, in the case of Section 4.01(b), waived by the Person entitled to receive the applicable payment).

“Code” means the Internal Revenue Code of 1986.

“Commercial Operation Date” means the date on which a Material Project is substantially complete and commercially operable.

“Commitment” means, the Lender’s obligation to make Committed Loans to the Borrower pursuant to Section 2.01(a), in an aggregate principal amount at any time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01(a) or in the Assignment and Assumption pursuant to which such Lender becomes party hereto, as applicable, as such amount may be reduced or adjusted from time to time in accordance with this Agreement.

“Committed Loan” has the meaning specified in Section 2.01(a).

“Compliance Certificate” means a certificate substantially in the form of Exhibit C.

“Consolidated” or “consolidated” when used with reference to a Subsidiary or an Unrestricted Subsidiary means that such Subsidiary or Unrestricted Subsidiary is consolidated for financial reporting purposes in accordance with GAAP.

4

“Consolidated EBITDA” means, for any period, an amount equal to the sum of

(a) Consolidated Net Income for such period, plus

(b) (i) consolidated interest expense deducted in determining such Consolidated Net Income, (ii) the amount of taxes, based on or measured by income, used or included in the determination of Consolidated Net Income, (iii) the amount of depreciation and amortization expense deducted in determining such Consolidated Net Income, (iv) Marshall/Romeoville Oil Cleanup Costs deducted in determining such Consolidated Net Income, (v) the amount of civil, criminal and administrative fines, penalties, assessments and citations, and related direct costs and expenses, arising from each crude oil release referred to in the definition of “Marshall/Romeoville Oil Cleanup Costs”, deducted in determining such Consolidated Net Income, and (vi) the amount of costs, charges and expenses accrued after September 30, 2013 arising from the cleanup of crude oil releases referred to in the definition of “Marshall/Romeoville Oil Cleanup Costs” deducted in determining such Consolidated Net Income; plus

(c) the amount of cash distributions in respect of equity ownership interests in MEP Unrestricted Subsidiaries actually received during such period by the Borrower and its Consolidated Subsidiaries from MEP Unrestricted Subsidiaries; and minus

(d) to the extent included in the calculation of such Consolidated Net Income, the amount of insurance proceeds received to compensate for Marshall/Romeoville Oil Cleanup Costs, not to exceed in the aggregate the amounts by which Consolidated EBITDA for such period or any prior period is or has been increased on account of Marshall/Romeoville Oil Cleanup Costs; and minus

(e) (i) the amount of civil, criminal and administrative fines, penalties, assessments and citations, and related direct costs and expenses, referred to in subclause (v) in the immediately preceding clause (b) to the extent such amounts were actually paid, or accruals therefor were reversed, during such period by the Borrower and/or its Subsidiaries, and without duplication, (ii) the amount of civil, criminal and administrative fines, penalties, assessments and citations, and related direct costs and expenses, referred to in subclause (v) in the immediately preceding clause (b) to the extent it has been determined that the Borrower and its Subsidiaries will not be liable for payment of such amounts; and minus

(f) (i) the amount of costs, charges and expenses, referred to in subclause (vi) in the immediately preceding clause (b) to the extent such amounts were actually paid, or accruals therefor were reversed, during such period by the Borrower and/or its Subsidiaries, and without duplication, (ii) the amount of costs, charges and expenses, referred to in subclause (vi) in the immediately preceding clause (b) to the extent it has been determined that the Borrower and its Subsidiaries will not be liable for payment of such amounts;

5

provided however that (I) for purposes of calculating Consolidated EBITDA for the MEP Closing Quarter, and for any four quarter period thereafter that includes the MEP Closing Quarter, the amount added pursuant to clause (c) of this definition with respect to the MEP Closing Quarter shall be the Imputed Cash Receipt Amount for the MEP Closing Quarter; (II) for purposes of calculating Consolidated EBITDA for the First Post-Closing Quarter, and any four quarter period thereafter that includes the First Post-Closing Quarter, the amount added pursuant to clause (c) of this definition with respect to the First Post-Closing Quarter shall be the Imputed Cash Receipt Amount for the First Post-Closing Quarter; and (III) notwithstanding that the financial statements delivered by the Borrower pursuant to Section 6.01(a) for the year ending December 31, 2013 and the fiscal quarters thereafter may (at the option of the Borrower) be prepared on a pro forma basis as if the closing of the MEP IPO Transactions had occurred on January 1, 2013, Consolidated EBITDA for the quarters ending March 31, 2013, June 30, 2013 and September 30, 2013, and for any period thereafter that includes in its Consolidated EBITDA calculation any of the quarters ending March 31, 2013, June 30, 2013 or September 30, 2013, shall be calculated as if the MEP Unrestricted Subsidiaries were Restricted Subsidiaries through September 30, 2013 and became Unrestricted Subsidiaries on October 1, 2013.

“Consolidated Funded Debt” means, as of any date of determination, for the Borrower and its Subsidiaries (for the avoidance of doubt, excluding the Unrestricted Subsidiaries) on a consolidated basis, the sum of (without duplication) the following: (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including all Obligations hereunder) and, without duplication, Indebtedness of the type described in clause (c) of the definition thereof; (b) that portion of obligations with respect to Capital Leases that are capitalized in the consolidated balance sheet of the Borrower and its Subsidiaries; and (c) without duplication, the unpaid principal amount of all Guarantee Obligations with respect to Indebtedness of the type specified in subsections (a) and (b) above of Persons other than the Borrower or any of its Subsidiaries and excluding in all cases (i) Qualifying Subordinated Indebtedness owing to an Affiliate of the Borrower and (ii) to the extent included in any of clauses (a) through (c) above, Designated Hybrid Securities.

“Consolidated Net Income” means, for any period, the net income of the Borrower and its Subsidiaries (for the avoidance of doubt, excluding the Unrestricted Subsidiaries) from continuing operations (excluding gains or losses resulting from mark to market activity as a result of the implementation of Statement of Financial Accounting Standard 133, as amended) before extraordinary items (excluding gains or losses from Dispositions of assets) for that period determined on a consolidated basis; provided, for the purposes of the definition of Consolidated Operating Income, Consolidated Net Income shall be calculated by including the Non-MEP Unrestricted Subsidiaries.

“Consolidated Net Worth” means, as to the Borrower at any date, the sum of (i) the amount of partners’ capital of the Borrower determined as of such date in accordance with GAAP, and (ii) Designated Hybrid Securities; provided, there shall be excluded, without duplication, from such determination (to the extent otherwise included therein) the amount of accumulated other comprehensive gain or loss as of such date determined in accordance with GAAP.

6

“Consolidated Operating Income” means, for any period, (i) the sum of Consolidated Net Income and consolidated interest expense for such period less (ii) the sum of consolidated interest income and consolidated income classified as “Other” for such period, and in each of the foregoing instances, “consolidated” refers to the Borrower, its Subsidiaries and Non-MEP Unrestricted Subsidiaries on a consolidated basis determined in accordance with GAAP.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound pursuant to which such Person is obligated to perform an agreement or other undertaking.

“Credit Extension” means a Borrowing.

“Daily Floating Eurodollar Rate” means, with respect to any Base Rate Loan that is accruing interest based on clause (c) of the definition of Base Rate, for each day that it is a Daily Floating Eurodollar Rate Loan, the rate per annum equal to the London Interbank Offered Rate (“LIBOR”) or a comparable or successor rate, which rate is reasonably approved by the Lender, as published on the applicable Reuters screen page (or such other commercially available source providing such quotations of LIBOR as designated by the Lender from time to time) at approximately 11:00 a.m. (London time) on such day (if such day is a Business Day) or the immediately preceding Business Day (if such day is not a Business Day), for U.S. dollar deposits with a term equivalent to one (1) month; provided that to the extent a comparable or successor rate is approved by the Lender in connection herewith, the approved rate shall be applied to the applicable Interest Period in a manner consistent with market practice; provided, further that to the extent such market practice is not administratively feasible for the Lender, such approved rate shall be applied to the applicable Interest Period as otherwise reasonably determined by the Lender.

“Daily Floating Eurodollar Rate Loan” means a Loan that bears interest at a rate based upon the Daily Floating Eurodollar Rate.

“Debt Rating” has the meaning set forth in the definition of “Applicable Rate.”

“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States of America or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means an interest rate equal to (a) the Base Rate plus (b) the Applicable Rate, if any, applicable to Base Rate Loans plus (c) 2% per annum; provided, however, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum, in each case to the fullest extent permitted by applicable Laws.

7

“Delegate” means Enbridge Energy Management, L.L.C., the delegate of the General Partner, and its successors and permitted assigns.

“Designated Hybrid Securities” means at the end of any fiscal quarter, the outstanding Hybrid Securities at such time in a face amount that does not exceed 15% of Total Capitalization at such time.

“Disposition” or “Dispose” means the sale, transfer, license or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Distribution” for any Person means, with respect to any shares of any capital stock, any units, any partnership interests or other equity securities or ownership interests issued by such Person, (a) the retirement, redemption, purchase, or other acquisition for value of any such securities, (b) the declaration or payment of any dividend on or with respect to any such securities, and (c) any other payment by such Person with respect to such securities.

“Dollar” and “$” means lawful money of the United States of America.

“EBITDA” means for any period and for any Person and its consolidated Subsidiaries the sum of (a) net income of such Person and its consolidated Subsidiaries from continuing operations (excluding gains or losses resulting from mark to market activity as a result of the implementation of Statement of Financial Accounting Standard 133, as amended) before extraordinary items (excluding gains or losses from dispositions of assets), and (b) to the extent deducted in determining net income of such Person and its consolidated Subsidiaries (i) all interest expense plus the portion of rent expense of such Person under capitalized leases that is treated as interest in accordance with GAAP, (ii) the amount of taxes, based on or measured by income, and (iii) the amount of depreciation and amortization expense, in each case of such Person and its consolidated Subsidiaries for such period.

“Eligible Assignee” means any Person that meets all of the requirements to be an assignee under Section 10.07(b)(iii), and is not precluded by Section 10.07(b)(v), or 10.07(b)(vi) (subject to such consents, if any, as may be required under Section 10.07(b)(iii)).

“Environmental Laws” means all Laws relating to environmental, health, safety and land use matters applicable to any property.

“ERISA” means the Employee Retirement Income Security Act of 1974 and any rules and regulations issued pursuant thereto.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

8

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the incurrence by the Borrower of liability with respect to a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) the incurrence by the Borrower of liability with respect to a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the incurrence by the Borrower of liability with respect to the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) the incurrence by the Borrower of liability with respect to an event or condition which could reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate; or (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; and with respect to each of the occurrences described in the presiding clauses (a) through (g), which could reasonably be expected to have a Material Adverse Effect.

“Eurodollar Rate” means the Fixed Period Eurodollar Rate or the Daily Floating Eurodollar Rate, as the case may be.

“Eurodollar Rate Committed Loan” means a Committed Loan that is a Eurodollar Rate Loan.

“Eurodollar Rate Loan” means a Fixed Period Eurodollar Rate Loan or a Daily Floating Eurodollar Rate Loan. Each reference to Eurodollar Rate Loan when used in connection with Committed Loans or Term Loans shall mean a Fixed Period Eurodollar Rate Loan.

“Event of Default” means any of the events or circumstances specified in Article VIII.

“Excess Swap Termination Value” means, as of any quarter-end date of determination, an amount equal to the excess of (a) the net aggregate Swap Termination Value as of such quarter-end date of (i) all Swap Contracts pursuant to which one or more Subsidiaries of the Borrower are obligated as a counterparty and for which no other Subsidiary of the Borrower has a Guarantee Obligation with respect thereto, and (ii) all Swap Contracts for which one or more Subsidiaries of the Borrower has a Guarantee Obligation, in each case without duplication of any such Swap Contracts and Guarantee Obligations with respect thereto over (b) $150,000,000.

“Excluded Subsidiary” means any Subsidiary which is subject to any Excluded Subsidiary Transfer Restrictions; provided, however, that a Subsidiary that is subject to Excluded Subsidiary Transfer Restrictions will not be deemed to be an Excluded Subsidiary by reason of such Excluded Subsidiary Transfer Restrictions if, after giving effect thereto, such Subsidiary is permitted to make the payments, loans, advances and transfers of the type described in clauses (i), (ii), (iii) and (iv) of the definition of Intercompany Restrictions to the Borrower or to at least one other Subsidiary that is not subject to any Excluded Subsidiary Transfer Restrictions that restrict such Subsidiary’s ability to make such payments, loans, advances and transfers to the Borrower.

9

“Excluded Subsidiary Transfer Restrictions” means restrictions of the type described in clauses (i), (ii), (iii), or (iv) of the definition of Intercompany Restrictions, other than (I) restrictions of the type described in clause (iv) which are otherwise excepted by any of clauses (d), (e), (f), (g), or (h) of the definition of Intercompany Restrictions, or (II) which would be Intercompany Restrictions absent the exception set forth in clause (c) of the definition of Intercompany Restrictions.

“Excluded Taxes” means, with respect to the Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) taxes imposed on or measured by its overall net income or profits (however denominated), and franchise taxes imposed on it (in lieu of or in addition to net income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which such recipient is organized or in which its principal office is located or, in the case of the Lender, in which its Lending Office is located, (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which the Borrower is located or described in subclause (a) of this definition, (c) any backup withholding tax that is required by the Code to be withheld from amounts payable to a Lender that has failed to comply with clause (A) of Section 3.01(e)(ii), (d) in the case of a Foreign Lender, any United States withholding tax that (i) is required to be imposed on amounts payable to such Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 10.15) pursuant to the Laws in force at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 3.01(a)(ii) or Section 3.01(c) or (ii) is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with Section 3.01(e), and (e) any United States withholding tax imposed pursuant to FATCA.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), and any current or future regulations or official interpretations thereof.

“Federal Funds Rate” means, for any day, the rate per annum (rounded upwards to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Bank of America on such day on such transactions as determined by the Lender.

“Fee Letter” means the letter agreement, dated February 15, 2017, among the Borrower and Lender.

“Financial Support Agreement” means the Financial Support Agreement between the Borrower and Midcoast Operating.

10

“Financial Support Agreement Letter of Credit” means a letter of credit the Borrower has caused to be issued pursuant to the Financial Support Agreement for the support of Midcoast Operating and/or its Wholly-Owned operating subsidiaries.

“Financial Support Agreement Letter of Credit Amount” represents the aggregate face value, in U.S. dollars, of Financial Support Agreement Letters of Credit outstanding at the close of business on any business day, after taking into account any changes in such amount since the close of business on the immediately preceding business day.

“Financial Support Agreement Parental Guarantee” means a guarantee provided by the Borrower in connection with any commodity derivative contract or natural gas or natural gas liquids purchase agreement which Midcoast Operating or any of its Wholly-Owned Subsidiaries plans to enter into or to which it or they is a party or parties, for the benefit of Midcoast Operating and/or its Wholly-Owned Subsidiaries pursuant to the Financial Support Agreement.

“Financial Support Agreement Parental Guarantee Amount” means the aggregate Net Realizable Financial Obligation of Midcoast Operating and its Wholly-Owned Subsidiaries under their respective commodity derivative contracts and natural gas and natural gas liquid purchase agreements that are guaranteed by the Borrower pursuant to the Financial Support Agreement Parental Guarantees, in each case after taking into account market fluctuations in commodity prices, any related Financial Support Agreement Letters of Credit and any increases or decreases to the obligations underlying each Financial Support Agreement Parental Guarantee.

“Financing Vehicle” has the meaning set forth in the definition of “Hybrid Securities.”

“First Post-Closing Quarter” means the fiscal quarter that immediately follows the MEP Closing Quarter.

“Fixed Period Eurodollar Rate” means, with respect to any Fixed Period Eurodollar Rate Loan for the Interest Period applicable to such Fixed Period Eurodollar Rate Loan, the rate per annum equal to the London Interbank Offered Rate (“LIBOR”) or a comparable or successor rate, which rate is reasonably approved by the Lender, as published on the applicable Reuters screen page (or such other commercially available source providing such quotations of LIBOR as designated by the Lender from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; provided that to the extent a comparable or successor rate is approved by the Lender in connection herewith, the approved rate shall be applied to the applicable Interest Period in a manner consistent with market practice; provided, further that to the extent such market practice is not administratively feasible for the Lender, such approved rate shall be applied to the applicable Interest Period as otherwise reasonably determined by the Lender.

“Fixed Period Eurodollar Rate Loan” means a Loan that bears interest at a rate of interest based on the Fixed Period Eurodollar Rate.

“Foreign Lender” means a Lender that is organized under the Laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States, each state thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

11

“Funded Debt” of any Person (an “Obligor”), means, as of any date of determination, the sum of (without duplication) the following: (a) the outstanding principal amount of all obligations of such Obligor, whether current or long-term, for borrowed money and, without duplication, Indebtedness of the type described in clause (c) of the definition thereof; (b) that portion of obligations of such Obligor with respect to Capital Leases that are capitalized in a balance sheet of such Obligor; and (c) without duplication, the unpaid principal amount of all Guarantee Obligations of such Obligor with respect to Indebtedness of the type specified in subsections (a) and (b) above of Persons other than such Obligor.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“General Partner” means Enbridge Energy Company, Inc., a Delaware corporation, and after the date hereof, any one or more Subsidiaries of Enbridge Inc., a corporation incorporated under the federal laws of Canada, that shall succeed Enbridge Energy Company, Inc. in the capacity as general partner of the Borrower.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

“Guarantee Obligation” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guarantying or having the economic effect of guarantying any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligees in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligees against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person; provided, however, that the term “Guarantee Obligation” shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guarantying Person in good faith.

12

“Hybrid Securities” means any trust preferred securities or deferrable interest subordinated debt with a maturity of at least 20 years, which provides for the optional or mandatory deferral of interest or distributions issued by the Borrower or a Financing Vehicle. “Financing Vehicle” means a business trust, limited liability company, limited partnership or similar entity (i) substantially all of the common equity, general partner or similar interests of which are owned (either directly or indirectly through one or more Wholly-Owned Subsidiaries) at all times by the Borrower, (ii) that has been formed for the sole purpose of issuing trust preferred securities or deferrable interest subordinated debt, and (iii) substantially all the assets of which consist of (A) subordinated debt of the Borrower and (B) payments made from time to time on such subordinated debt. In order for any trust preferred securities or deferrable interest subordinated debt to be considered “Hybrid Securities” for purposes of this Agreement, not later than 20 Business Days prior to the delivery of any Compliance Certificate (or such shorter time period as may be agreed by the Lender), if the Borrower or any Financing Vehicle has issued any trust preferred securities or deferrable interest subordinated debt that it intends to treat as Hybrid Securities in connection with the calculations set forth on such Compliance Certificate, the Borrower shall have delivered to the Lender information sufficient to demonstrate that the terms of such trust preferred securities or deferrable interest subordinated debt, as the case may be, meet the criteria set forth in this definition.

“Imputed Cash Receipt Amount” means:

(1)         for the MEP Closing Quarter: an amount equal to the sum of : (a) the amount of Available Cash (as defined in the MEP Limited Partnership Agreement) in respect of the MEP Closing Quarter that the Borrower and its Consolidated Subsidiaries would have been entitled to receive within 45 days after the end of the MEP Closing Quarter pursuant to Sections 6.3(a) and 6.5(a) of the MEP Limited Partnership Agreement, determined on a pro forma basis (in a manner reasonably acceptable to the Lender) as if the MEP IPO Transactions had closed prior to the first day of the MEP Closing Quarter plus (b) the amount of Distributable Cash (as defined in the Midcoast Operating Limited Partnership Agreement) in respect of the MEP Closing Quarter that the Borrower and its Consolidated Subsidiaries would have been entitled to receive within 45 days after the end of the MEP Closing Quarter pursuant to Section 6.01 of the Midcoast Operating Limited Partnership Agreement , determined on a pro forma basis (in a manner reasonably acceptable to the Lender) as if the MEP IPO Transactions had closed prior to the first day of the MEP Closing Quarter; and

(2)         for the First Post-Closing Quarter: an amount equal to the sum of : (a) the amount of Available Cash (as defined in the MEP Limited Partnership Agreement) in respect of the First Post-Closing Quarter that the Borrower and its Consolidated Subsidiaries are entitled to receive within 45 days after the end of the First Post-Closing Quarter pursuant to Sections 6.3(a) and 6.5(a) of the MEP Limited Partnership Agreement plus (b) the amount of Distributable Cash (as defined in the Midcoast Operating Limited Partnership Agreement) in respect of the First Post-Closing Quarter that the Borrower and its Consolidated Subsidiaries are entitled to receive within 45 days after the end of the First Post-Closing Quarter pursuant to Section 6.01 of the Midcoast Operating Limited Partnership Agreement.

13

“Imputed Non-OLP Cash Receipt Amount” means:

(1)         for the MEP Closing Quarter: an amount equal to the sum of : (a) the amount of Available Cash (as defined in the MEP Limited Partnership Agreement) in respect of the MEP Closing Quarter that the Non-OLP Subsidiaries would have been entitled to receive within 45 days after the end of the MEP Closing Quarter pursuant to Sections 6.3(a) and 6.5(a) of the MEP Limited Partnership Agreement, determined on a pro forma basis (in a manner reasonably acceptable to the Lender) as if the MEP IPO Transactions had closed prior to the first day of the MEP Closing Quarter plus (b) the amount of Distributable Cash (as defined in the Midcoast Operating Limited Partnership Agreement) in respect of the MEP Closing Quarter that the Non-OLP Subsidiaries would have been entitled to receive within 45 days after the end of the MEP Closing Quarter pursuant to Section 6.01 of the Midcoast Operating Limited Partnership Agreement, determined on a pro forma basis (in a manner reasonably acceptable to the Lender) as if the MEP IPO Transactions had closed prior to the first day of the MEP Closing Quarter; and

(2)         for the First Post-Closing Quarter: an amount equal to the sum of : (a) the amount of Available Cash (as defined in the MEP Limited Partnership Agreement) in respect of the First Post-Closing Quarter that the Non-OLP Subsidiaries are entitled to receive within 45 days after the end of the First Post-Closing Quarter pursuant to Sections 6.3(a) and 6.5(a) of the MEP Limited Partnership Agreement plus (b) the amount of Distributable Cash (as defined in the Midcoast Operating Limited Partnership Agreement) in respect of the First Post-Closing Quarter that the Non-OLP Subsidiaries are entitled to receive within 45 days after the end of the First Post-Closing Quarter pursuant to Section 6.01 of the Midcoast Operating Limited Partnership Agreement.

“Incremental EBITDA” means, (i) as to any Person which becomes a Subsidiary (an “Acquired Subsidiary”) as a result of an acquisition by the Borrower or a Subsidiary of such Acquired Subsidiary, EBITDA of such Person for the four full quarters ending immediately prior to the acquisition of such Acquired Subsidiary, or (ii) in regard to the acquisition of all or substantially all of the business or assets of any Person or the operating division or business unit of any Person (an “Acquired Asset”) by the Borrower or a Subsidiary, EBITDA with respect to the Acquired Asset for the four full quarters ending immediately prior to the acquisition of such Acquired Asset, as reasonably determined by the Borrower and reasonably acceptable to the Lender.

“Indebtedness” means, as to any Person at a particular time, all of the following (without duplication):

(a)          all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b)          any direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), banker’s acceptances, bank guaranties, surety bonds and similar instruments;

14

(c)          whether or not so included as liabilities in accordance with GAAP, (i) all obligations of such Person to pay the deferred purchase price of property or services except trade accounts payable arising in the ordinary course of business of such Person, and (ii) indebtedness of others of the type referred to in clauses (a), (b) and (d) of this definition (excluding prepaid interest thereon) secured by a Lien on property of such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse, but in amount not to exceed the lesser of the amount of such other Person’s such indebtedness or the fair market value of such property at the relevant date of determination;

(d)          Capital Leases;

(e)          all Guarantee Obligations of such Person in respect of any of the foregoing; and

(f)          for the purposes of determining compliance with the applicable provisions of Sections 7.10 or 7.11, obligations of such Person under Swap Contracts, and Guarantee Obligations of such Person in respect of Swap Contracts, but only to the extent of Excess Swap Termination Value. For purposes of Section 7.10, Indebtedness of the Non-OLP Subsidiaries shall be calculated quarterly and include the Non-OLP Subsidiaries’ Ratable Share of Excess Swap Termination Value as of the relevant quarter-end date of determination, and for purposes of Section 7.11, Indebtedness of the Operating Partnership and the Operating Partnership Subsidiaries shall be calculated quarterly and include the Operating Partnership’s and the Operating Partnership Subsidiaries’ Ratable Share of Excess Swap Termination Value as of the relevant quarter-end date of determination.

For all purposes hereof, the Indebtedness of any Person shall include, without duplication, the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person by its governing agreements and applicable law except for customary exceptions acceptable to the Lender. The amount of any Capital Lease as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date. The amount of any net obligation under any Swap Contract, and the amount of any Guarantee Obligations in respect of any Swap Contract, on any date shall be deemed to be the Swap Termination Value of such Swap Contract as of such date.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Indemnitee” has the meaning set forth in Section 10.05(a).

“Intercompany Restrictions” means, agreements governing Indebtedness that contain terms, conditions, covenants or events of default that restrict, on terms materially more restrictive than provided in the Loan Documents, the ability of any Subsidiary to:

(i)          pay distributions or dividends to the Borrower or any Subsidiary on its capital stock or other equity or with respect to any other interest or participation in, or measured by, its profits,

(ii)         to pay any amounts owed to the Borrower or any Subsidiary,

(iii)        to make loans or advances to the Borrower or any Subsidiary or

(iv)        to transfer any of its properties or assets to the Borrower or any Subsidiary other than restrictions existing under or by reason of:

15

(a)          Indebtedness in effect on the Closing Date described in Schedule 1.02 and Refinancings thereof provided that such restrictions are not amended or modified to expand the scope thereof,

(b)          applicable Laws,

(c)          instruments governing Indebtedness or capital stock or other equity of a Person or property acquired by the Borrower or a Subsidiary (except to the extent such Indebtedness was incurred in contemplation of such acquisition),

(d)          customary non-assignment provisions in contracts, licenses and leases entered into in the ordinary course of business,

(e)          provisions contained in documents creating Liens permitted by Section 7.01 which restrict the ability of the Borrower or a Subsidiary to transfer the assets that are subject to such Liens,

(f)          provisions in documents, other than those included in the preceding clause (e), creating purchase money obligations for property acquired in the ordinary course of business, which restrict the ability of the Borrower or a Subsidiary to transfer the assets acquired with the proceeds of such purchase money financing,

(g)          customary provisions in bona fide contracts for the sale of property or assets,

(h)          provisions with respect to the disposition or distribution of assets in joint venture agreements or other similar agreements entered into in the ordinary course of business, and

(i)          any Hybrid Security or indenture, document, agreement or security entered into or issued in connection with a Hybrid Security and constituting a restriction or condition on an issuer of any Hybrid Security from taking any of the actions set forth in clauses (i) through (iv) above.

“Interest Payment Date” means, (a) as to any Fixed Period Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Fixed Period Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; (b) as to any Base Rate Loan, the last Business Day of each March, June, September and December and the Maturity Date; and (c) as to any Daily Floating Eurodollar Rate Loan, the last Business Day of each calendar month.

“Interest Period” means, (a) with respect to any Fixed Period Eurodollar Rate Loan, the period commencing on the date such Fixed Period Eurodollar Rate Loan is disbursed or converted to or continued as a Fixed Period Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter (in each case, subject to availability), as selected by the Borrower in its Loan Notice, or (b) with respect to any Daily Floating Eurodollar Rate Loan, the period commencing on the date such Daily Floating Eurodollar Rate Loan commences and ending one Business Day thereafter; provided that:

16

(i)          any Interest Period applicable to any Fixed Period Eurodollar Rate Loan that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;

(ii)         any Interest Period applicable to any Daily Floating Eurodollar Rate Loan that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day;

(iii)        any Interest Period applicable to any Fixed Period Eurodollar Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to the provisions of clause (i) above, end on the last Business Day of the calendar month at the end of such Interest Period; and

(iv)        no Interest Period applicable to any Loan shall extend beyond the Maturity Date.

“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Lender” has the meaning specified in the introductory paragraph hereto.

“Lending Office” means the office or offices of the Lender set forth in Schedule 10.02, or such other office or offices as the Lender may from time to time notify the Borrower.

“Lien” means any mortgage, pledge, hypothecation, collateral assignment, encumbrance, lien (statutory or other), charge, security interest or any other arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, a deposit arrangement and the filing of any financing statement under the Uniform Commercial Code or comparable Laws of any jurisdiction) for a creditor’s claim to be satisfied from assets or proceeds prior to the claims of other creditors or the owners, including, if applicable, the interest of a purchaser of accounts receivable but excluding the title of the lessor under any operating lease.

“Loan” means a loan made by the Lender to the Borrower pursuant to Article II of this Agreement, in the form of a Committed Loan or Term Loan, each of the foregoing types of Loans being mutually exclusive of the other types of Loan.

“Loan Documents” means this Agreement, each Note, the Fee Letter, each Request for Credit Extension and each Compliance Certificate.

17

“Loan Notice” means written or telephonic notice of (a) a Borrowing of Committed Loans, (b) a conversion of Committed Loans or Term Loans from one Type to the other, (c) a conversion of Committed Loans to Term Loans or (d) a continuation of Committed Loans or Term Loans as the same Type, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A or if telephonic, shall be immediately followed by written notice in the form of Exhibit A; provided, any such telephone notice shall be irrevocable when given notwithstanding that it is required to be so confirmed in writing.

“Marshall/Romeoville Oil Cleanup Costs” means all costs, charges and expenses incurred in 2010 or in 2011 by the Borrower and/or its Subsidiaries in connection with the crude oil release that was experienced on or about July 26, 2010 from a pipe that is part of the Lakehead System pipeline located south of the town of Marshall, Michigan and/or the crude oil release that occurred on or about September 9, 2010 from a pipe that is part of the Lakehead System pipeline located near Romeoville, Illinois, including costs of emergency response, environmental remediation, cleanup activities, costs to repair the pipeline, related inspection costs and other related costs and expenses, potential claims by third parties and lost revenue, in an aggregate amount not to exceed $650 million.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, financial condition, prospects or assets of the Borrower and its consolidated Subsidiaries (other than the Unrestricted Subsidiaries) taken as a whole; (b) a material impairment of the ability of the Borrower to pay any Obligation when due or otherwise to perform its material obligations under this Agreement or any Note; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Borrower of this Agreement or any Note.

“Material Project” means any capital construction or expansion project of the Borrower or its Subsidiaries, the aggregate capital cost or budgeted capital cost of which, in each case, including capital costs expended prior to the acquisition of any such project by the Borrower or its Subsidiaries, as the case may be, exceeds $25,000,000.00.

“Material Project EBITDA Adjustments” means, with respect to each Material Project

(A)         prior to the Commercial Operation Date of such Material Project (but including the fiscal quarter in which such Commercial Operation Date occurs) a percentage (based on the then-current completion percentage of such Material Project) of an amount to be approved by the Lender as the projected Consolidated EBITDA attributable to such Material Project for the first 12-month period following the scheduled Commercial Operation Date of such Material Project (such amount to be determined based on customer contracts relating to such Material Project (or negotiated settlements in place in connection with such Material Project which the Borrower has demonstrated to the reasonable satisfaction of the Lender have the same effect), the creditworthiness of the other parties to such contracts, and projected revenues from such contracts, capital costs and expenses, scheduled Commercial Operation Date, oil and gas reserve and production estimates, commodity price assumptions and other factors deemed appropriate by the Lender) which may, at the Borrower’s option, be added to Consolidated EBITDA for the fiscal quarter in which construction or expansion of such Material Project commences and for each fiscal quarter thereafter until the Commercial Operation Date of such Material Project (including the fiscal quarter in which such Commercial Operation Date occurs, but without duplication of any actual Consolidated EBITDA attributable to such Material Project following such Commercial Operation Date); provided that if the actual Commercial Operation Date does not occur by the scheduled Commercial Operation Date (as used in this Agreement, references to “scheduled Commercial Operation Date” mean the scheduled Commercial Operation Date as reflected in the request from the Borrower to the Lender for approval of the applicable Material Project EBITDA Adjustments), then the foregoing amount shall be reduced, for quarters ending after the scheduled Commercial Operation Date to (but excluding) the first full quarter after the actual Commercial Operation Date, by the following percentage amounts depending on the period of delay (based on the actual period of delay or then-estimated delay, whichever is longer): (i) 90 days or less, 0%, (ii) longer than 90 days, but not more than 180 days, 25%, (iii) longer than 180 days but not more than 270 days, 50%, (iv) longer than 270 days but not more than 365 days, 75%, and (v) longer than 365 days, 100%; and

18

(B)         beginning with the first full fiscal quarter following the Commercial Operation Date of a Material Project and for the two immediately succeeding fiscal quarters, an amount to be approved by the Lender as the projected Consolidated EBITDA attributable to such Material Project (determined in the same manner set forth in clause (A) above) for the balance of the four full fiscal quarter period following such Commercial Operation Date, which may, at the Borrower’s option, be added to actual Consolidated EBITDA for such fiscal quarters.

Notwithstanding the foregoing:

(i)          no such additions shall be allowed with respect to any Material Project unless:

(a)          at least 20 days prior to the delivery of any Compliance Certificate (or such shorter time period as may be agreed by the Lender) to the extent Material Project EBITDA Adjustments will be made to Consolidated EBITDA in determining compliance with Section 7.09, the Borrower shall have delivered to the Lender a written request for Material Project EBITDA Adjustments setting forth (i) the scheduled Commercial Operation Date for such Material Project, (ii) information regarding such scheduled Commercial Operation Date sufficient to demonstrate that such date meets the criteria sets forth in the definition of Commercial Operation Date, (iii) pro forma projections of Consolidated EBITDA attributable to such Material Project, (iv) information, as applicable, regarding (A) customer contracts relating to such Material Project (or negotiated settlements in connection with such Material Project), (B) the creditworthiness of the other parties to such contracts or settlements, as the case may be, (C) projected revenues from such contracts or settlements, as the case may be, (D) projected capital costs and expenses, (E) oil and gas reserve and production estimates, and (F) commodity price assumptions, and (v) such other information previously requested by the Lender which it reasonably deemed necessary to approve such Material Project EBITDA Adjustments, and

(b)          prior to the date any Compliance Certificate is required to be delivered, the Lender shall have approved (such approval not to be unreasonably withheld) such projections and shall have received such other information and documentation as the Lender may reasonably request, all in form and substance reasonably satisfactory to the Lender, and

(ii)         the aggregate amount of all Material Project EBITDA Adjustments during any period shall be limited to 25% of the total actual Consolidated EBITDA for such period (which total actual Consolidated EBITDA shall be determined without including any Material Project EBITDA Adjustments or any adjustments for acquisitions pursuant to clause (1) of the definition of Pro Forma EBITDA).

19

“Material Subsidiary” means (a) any Subsidiary (other than a MEP Unrestricted Subsidiary) that directly or through one or more Subsidiaries (i) owns assets with a book value equal to 10% or more of the book value of the consolidated assets of the Borrower, its Consolidated Subsidiaries and its Consolidated Unrestricted Subsidiaries (other than the MEP Unrestricted Subsidiaries), or (ii) contributed 10% or more of Consolidated Operating Income for any fiscal quarter during the four fiscal quarters most recently ended of the Borrower, its Consolidated Subsidiaries and its Consolidated Unrestricted Subsidiaries (other than the MEP Unrestricted Subsidiaries), or (b) any Subsidiary (other than a MEP Unrestricted Subsidiary) that is a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act of 1933, as amended, as such Regulation is in effect on any date of determination. A Subsidiary will be deemed to have become a Material Subsidiary on either (i) the date of its acquisition or formation, if after giving effect to such acquisition or formation, it constitutes a Material Subsidiary, as reasonably determined by the Borrower and reasonably acceptable to the Lender, or, if applicable (ii) the 75th day following the end of each of the first 3 fiscal quarters of the Borrower or the 120th day following the end of each fiscal year of the Borrower, as applicable, if as of the immediately preceding quarter-end or year-end, as applicable, and based on the financial statements prepared for such ending quarterly or annual period, it constituted a Material Subsidiary, as reasonably determined by the Borrower and reasonably acceptable to the Lender.

“Maturity Date” means the earlier of (i) the Scheduled Maturity Date, (ii) Project Financing Maturity Date, or (iii) the date upon which Lender’s Commitment is terminated in accordance with the terms hereof.

“MEP” means Midcoast Energy Partners, L.P., a Delaware limited partnership.

“MEP Closing Quarter” means the fiscal quarter in which the closing of the MEP IPO Transactions occurs.

“MEP General Partner” means Midcoast Holdings, L.L.C., a Delaware limited liability company, which is, as of the closing date of the MEP IPO Transaction, the general partner of MEP, and thereafter, each successor general partner.

“MEP IPO” means the initial underwritten public offering of equity interests in MEP pursuant to the MEP Registration Statement.

“MEP IPO Contribution” means the contribution to MEP of 38.999% of the limited partner interests of Midcoast Operating and all of the ownership interests of the general partner of Midcoast Operating.

“MEP IPO Transactions” means the transactions consummated in connection with the MEP IPO and the MEP IPO Contribution pursuant to and in accordance with the MEP Registration Statement.

“MEP Limited Partnership Agreement” means the First Amended and Restated Agreement of Limited Partnership of Midcoast Energy Partners L.P.

20

“MEP Registration Statement” means the MEP Registration Statement on Form S-1 (File No. 333-189341), including the prospectus forming a part thereof and the exhibits filed therewith, filed with the SEC on June 14, 2013, as amended by Amendment No. 1 to Form S-1 filed with the SEC on August 7, 2013, Amendment No. 2 to Form S-1 filed with the SEC on September 3, 2013, Amendment No. 3 to Form S-1 filed with the SEC on September 27, 2013, Amendment No. 4 to Form S-1 filed with the SEC on October 7, 2013, Amendment No. 5 to Form S-1 filed with the SEC on October 16, 2013 and as further amended, supplemented or otherwise modified on or prior to the Effective Date and as further amended, supplemented or otherwise modified on or prior to the date of consummation of the IPO, provided that any such further amendment, supplement or other modification after the Effective Date is not adverse in any material respect to the interests of the Lender or is otherwise consented to by the Lender (such consent not to be unreasonably withheld).

“MEP Unrestricted Subsidiary” means each of the following entities, so long as such entity is a Subsidiary of the Borrower: MEP General Partner, MEP and each of their respective Subsidiaries. In the event MEP (or a Subsidiary of MEP) becomes a Wholly-Owned Subsidiary of the Borrower, such Wholly-Owned Subsidiary and its Subsidiaries shall no longer be “MEP Unrestricted Subsidiaries”. If at any time MEP General Partner engages in any business other than being the general partner of, and, for the avoidance of doubt, making investments in, MEP, it shall not be a “MEP Unrestricted Subsidiary”.

“Midcoast Operating” means Midcoast Operating, L.P., a Texas limited partnership whose sole general partner is, as of the closing date of the MEP IPO Transaction, a Wholly-Owned Subsidiary of MEP and of which the Borrower owns, as of the closing date of the MEP IPO Transactions, approximately 61% of the limited partner interests.

“Midcoast Operating Limited Partnership Agreement” means the Amended and Restated Agreement of Limited Partnership of Midcoast Operating, L.P.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof, or if no such successor, any other debt rating agency selected by the Borrower and approved by the Lender.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions.

“Net Realizable Financial Obligation” means (a) in the case of outstanding commodity derivative contracts, the amount required to terminate or discharge each such contract based upon current market prices of the relevant commodity and (b) in the case of natural gas and natural gas liquids purchase agreements, the outstanding amount owed for product received that would be recorded as a liability under GAAP, in each case, net of any amounts owed to Midcoast Operating under any agreements with counterparties that have received Financial Support Agreement Parental Guarantees from the Borrower pursuant to the Financial Support Agreement.

“Net Tangible Assets” means, as of any date of determination, tangible assets of the Borrower and its Subsidiaries (for the avoidance of doubt, excluding the Unrestricted Subsidiaries) on a consolidated basis, as set forth in the consolidated balance sheet of the Borrower most recently delivered by the Borrower pursuant to Section 6.01(a) or Section 6.01(b), as the case may be, for the Borrower’s most recently completed fiscal quarter or fiscal year, as applicable.

21

“Non-MEP Unrestricted Subsidiary” means any Unrestricted Subsidiary that is not a MEP Unrestricted Subsidiary.

“Non-OLP Consolidated Net Income” means, for any period, the net income of the Non-OLP Subsidiaries from continuing operations (excluding gains or losses resulting from mark to market activity as a result of the implementation of Statement of Financial Accounting Standard 133, as amended) before extraordinary items (excluding gains or losses from Dispositions of assets) for that period.

“Non-OLP Indebtedness Limitation” has the meaning specified in Section 7.10.

“Non-OLP Inter-Company Indebtedness” means Indebtedness owed by a Non-OLP Subsidiary to the Borrower or to a Wholly-Owned Non-OLP Subsidiary (other than, for the avoidance of doubt, to an Unrestricted Subsidiary).

“Non-OLP Pro Forma EBITDA” means, for any period, at the time of any determination thereof, without duplication, an amount equal to the sum of

(a)	Non-OLP Consolidated Net Income, plus

(b)	to the extent actually deducted in determining such Non-OLP Consolidated Net Income, interest expense (and in the case of Capital Leases the portion of rent expense that is treated as interest in accordance with GAAP), income taxes, depreciation and amortization for the Non-OLP Subsidiaries for such period, calculated on a pro forma basis making adjustments for acquisitions of any Person or all or substantially all of the business or assets of any other Person or the operating division or business unit of any Person made during such period, to the extent not reflected in such Non-OLP Consolidated Net Income, plus

(c)	the amount of cash distributions in respect of equity ownership interests in MEP Unrestricted Subsidiaries actually received during such period by the Non-OLP Subsidiaries from MEP Unrestricted Subsidiaries;

provided however that (I) for purposes of calculating Non-OLP Pro Forma EBITDA for the MEP Closing Quarter, and for any four quarter period thereafter that includes the MEP Closing Quarter, the amount added pursuant to clause (c) of this definition with respect to the MEP Closing Quarter shall be the Imputed Non-OLP Cash Receipt Amount for the MEP Closing Quarter; (II) for purposes of calculating Non-OLP Pro Forma EBITDA for the First Post-Closing Quarter, and any four quarter period thereafter that includes the First Post-Closing Quarter, the amount added pursuant to clause (c) of this definition with respect to the First Post-Closing Quarter shall be the Imputed Non-OLP Cash Receipt Amount for the First Post-Closing Quarter; and (III) notwithstanding that the financial statements delivered by the Borrower pursuant to Section 6.01(a) for the year ending December 31, 2013 and the fiscal quarters thereafter may (at the option of the Borrower) be prepared on a pro forma basis as if the closing of the MEP IPO Transactions had occurred on January 1, 2013, Non-OLP Pro Forma EBITDA for the quarters ending March 31, 2013, June 30, 2013 and September 30, 2013, and for any period thereafter that includes in its Non-OLP Pro Forma EBITDA calculation any of the quarters ending March 31, 2013, June 30, 2013 or September 30, 2013, shall be calculated as if the MEP Unrestricted Subsidiaries were Restricted Subsidiaries through September 30, 2013 and became Unrestricted Subsidiaries on October 1, 2013.

22

“Non-OLP Subsidiaries” means Subsidiaries (for the avoidance of doubt, excluding Unrestricted Subsidiaries) of the Borrower other than the Operating Partnership and Operating Partnership Subsidiaries.

“Non-Wholly-Owned” when used to describe a Subsidiary means a Subsidiary that is not Wholly-Owned.

“Note” means, a promissory note made by the Borrower in favor of the Lender evidencing the Committed Loans (or, after the occurrence of the Term Conversion Date, the Term Loans) made by the Lender, substantially in the form of Exhibit B.

“Obligations” means all advances to, and debts, liabilities and obligations of the Borrower arising under any Loan Document, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising and including interest that accrues after the commencement by or against the Borrower of any proceeding under any Debtor Relief Laws naming the Borrower as the debtor in such proceeding.

“OLP Indebtedness Limitation” has the meaning specified in Section 7.11.

“OLP Inter-Company Indebtedness” means Indebtedness owed by the Operating Partnership or by an Operating Partnership Subsidiary to the Borrower, to the Operating Partnership, or to a Wholly-Owned Operating Partnership Subsidiary (other than, for the avoidance of doubt, to an Unrestricted Subsidiary).

“Operating Lease” means (i) an operating lease under GAAP, (ii) any lease that was treated as an operating lease under GAAP at the time it was entered into that later becomes a capital lease as a result of a change in GAAP during the life of such lease, including any renewals, and (iii) any lease that would have been considered an operating lease under the provisions of GAAP in effect as of December 31, 2011.

“Operating Partnership” means Enbridge Energy, Limited Partnership, a Delaware limited partnership, a Subsidiary of the Borrower.

“Operating Partnership Subsidiary” means any Subsidiary (for the avoidance of doubt, excluding Unrestricted Subsidiaries) of the Operating Partnership.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws; (b) with respect to any limited liability company, the certificate of formation and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation with the secretary of state or other department in the state of its formation, in each case as amended from time to time.

23

“Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

“Outstanding Amount” means (i) with respect to Committed Loans and Term Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Committed Loans and Term Loans, as the case may be, occurring on such date.

“Participant” has the meaning specified in Section 10.07(d).

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA, and in respect of which the Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of (or if such plan were terminated would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA at any time during the immediately preceding five plan years.

“Person” means any individual, trustee, corporation, general partnership, limited partnership, limited liability company, joint stock company, trust, unincorporated organization, bank, business association, firm, joint venture or Governmental Authority.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by the Borrower or any ERISA Affiliate.

“Pro Forma EBITDA” means, at the time of any determination thereof, without duplication, Consolidated EBITDA for the preceding four quarters ending on such date (the “Subject Period”), calculated on a pro forma basis (1) at the Borrower’s option, making adjustments for acquisitions of any Person or all or substantially all of the business or assets of any other Person or the operating division or business unit of any Person made during such Subject Period, to the extent not reflected in such Consolidated Net Income, and (2) at the Borrower’s option, making Material Project EBITDA Adjustments. If any Subsidiary is an Excluded Subsidiary on both (i) the last day of a Subject Period and (ii) on the date (as used in this paragraph, the “Determination Date”) that is the earlier of (x) the date that the Borrower delivers a Compliance Certificate pursuant to Section 6.02(a)(i) for such Subject Period and (y) the date that the Borrower is required to deliver such Compliance Certificate pursuant to Section 6.02(a)(i), then the net income of such Subsidiary shall not be included in the calculation of Consolidated Net Income for such Subject Period, cash distributions received by such Subsidiary from MEP Unrestricted Subsidiaries shall not be added in the calculation of Consolidated EBITDA for such Subject Period, and such Subsidiary’s interest expense, income taxes, depreciation and amortization shall not be added to Consolidated Net Income pursuant to clause (b) above. If a Subsidiary is not an Excluded Subsidiary on the last day of the Subject Period, or if such Subsidiary is an Excluded Subsidiary on the last day of a Subject Period but is no longer an Excluded Subsidiary on the Determination Date, then such Subsidiary will not be considered an Excluded Subsidiary during any part of the Subject Period, its net income will be included in the calculation of Consolidated Net Income for the Subject Period to the same extent as if it had not been an Excluded Subsidiary during any part of the Subject Period, and its interest expense, income taxes, depreciation and amortization will be added to Consolidated Net Income pursuant to clause (b) above. For the avoidance of doubt, and by way of an example (but not exhaustive of all other applicable examples), the EBITDA for a Subject Period which is attributable to a Subsidiary, that at any time during that Subject Period was an Excluded Subsidiary, shall nonetheless be included in the Pro Forma EBITDA for such Subject Period if, on either the last day of the Subject Period or the Determination Date such Subsidiary is, for whatever reason, no longer an Excluded Subsidiary, including by reason of discharging the Indebtedness that imposed the applicable Excluded Subsidiary Transfer Restriction or Excluded Subsidiary Transfer Restrictions or having otherwise terminated the application of all related provisions that imposed such restriction or restrictions.

24

“Project” means that certain Bakken Pipeline System.

“Project Financing” means the receipt of proceeds by Borrower or any Project Subsidiary from any (i) sale, transfer or disposition, directly or indirectly, of any part of such Borrower’s or Project Subsidiary’s direct or indirect ownership interest in, or funding obligations with respect to, the Project (including but not limited to, joint funding arrangements) or, (ii) long-term financing or refinancing of at least 50% of the outstanding balance of the Loans under the Agreement, including without limitation, by means of (a) a future incurrence of debt for borrowed money, or (b) an issuance of debt, equity or equity-linked securities; provided that, for the avoidance of doubt, Project Financing would not include issuances by Borrower of equity interests in the Borrower that are being issued in connection with Borrower fundraising, transactions or obligations not related to the Project or this Agreement.

“Project Financing Maturity Date” means the date any Project Financing occurs.

“Project Subsidiary” means any Subsidiary of the Borrower that directly or indirectly owns an interest in the Project. For the avoidance of doubt Maren Bakken Company LLC is not a Subsidiary or Project Subsidiary.

“Qualifying Subordinated Indebtedness” means unsecured Indebtedness of the Borrower owing to a Subsidiary or other Affiliate of the Borrower (in each case, other than an Unrestricted Subsidiary) provided that (i) such Indebtedness has a maturity date of at least six months subsequent to the last occurring Scheduled Maturity Date, (ii) interest accruing on such Indebtedness is, at the option of the Borrower, payable not in cash but in additional Indebtedness of like tenor and term, (iii) no amortization of principal of such Indebtedness is scheduled prior to the date that is at least six months subsequent to the last occurring Scheduled Maturity Date, (iv) no Subsidiary of the Borrower has any Guarantee Obligation or other repayment obligation with respect thereto and (v) such Indebtedness is expressly subordinated to the Obligations under the Loan Documents pursuant to a subordination agreement.

“Ratable Share of Excess Swap Termination Value” means, as of any quarter-end date of determination:

25

(a)          for the Non-OLP Subsidiaries, an amount equal to (i) the sum of (A) the net aggregate Swap Termination Value of all Swap Contracts pursuant to which any Non-OLP Subsidiary is obligated as a counterparty and (B) the net aggregate Swap Termination Value of all Swap Contracts for which any Non-OLP Subsidiary has a Guarantee Obligation, in each case without duplication of any such Swap Contracts and Guarantee Obligations with respect thereto, divided by the sum of (A) the net aggregate Swap Termination Value of all Swap Contracts pursuant to which any Subsidiary is obligated as a counterparty and (B) the net aggregate Swap Termination Value of all Swap Contracts for which any Subsidiary has a Guarantee Obligation, in each case without duplication of any such Swap Contacts and Guarantee Obligations with respect thereto (the “Aggregate Subsidiary Swap Obligations”), times (ii) the Excess Swap Termination Value as of such date; and

(b)          for the Operating Partnership and the Operating Partnership Subsidiaries, an amount equal to (i) the sum of (A) the net aggregate Swap Termination Value of all Swap Contracts pursuant to which any of the Operating Partnership or any Operating Partnership Subsidiary is obligated as a counterparty and (B) the net aggregate Swap Termination Value of all Swap Contracts for which any of the Operating Partnership or any Operating Partnership Subsidiary has a Guarantee Obligation, in each case without duplication of any such Swap Contracts and Guarantee Obligations with respect thereto, divided by the Aggregate Subsidiary Swap Obligations (as defined in clause (a) above), times (ii) the Excess Swap Termination Value as of such date.

“Refinancing” means, with respect to any Indebtedness, the extension, refinancing, renewal, replacement, defeasance or refunding of such Indebtedness.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

“Request for Credit Extension” means with respect to a Borrowing, conversion or continuation of Committed Loans or Term Loans, a Loan Notice.

“Responsible Officer” means any of the president, chief financial officer, chief accountant, controller, treasurer, assistant treasurer, secretary or assistant secretary of the General Partner or the Delegate, acting on behalf of the Borrower in such respective capacity.

“Revolving Credit Commitment Termination Date” means the earlier of: (i) 364 days from the Closing Date, (ii) such later date (in one or more 364-day extensions) as may be agreed to by the Lender from time to time in its sole discretion, and (iii) the Project Financing Maturity Date.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. or any successor to the rating agency business thereof, or if no such successor, any other debt rating agency selected by the Borrower and approved by the Lender.

26

“Scheduled Maturity Date” means (i) if the Borrower does not exercise the term conversion option described in Section 2.01(b), the Revolving Credit Commitment Termination Date, or (ii) if the Borrower exercises the term conversion option described in Section 2.01(b), the date that is 364 days after the Term Conversion Date; provided that, in each case, if such date is not a Business Day, the Scheduled Maturity Date shall be the next preceding Business Day.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower. In the definitions of “Unrestricted Subsidiary”, “Material Subsidiary”, “MEP Unrestricted Subsidiary”, “Non-Wholly-Owned” and “Wholly-Owned”, the term “Subsidiary” means each Subsidiary of the Borrower. In all other provisions of this Credit Agreement and the other Loan Documents, the term “Subsidiary” does not include any Unrestricted Subsidiary.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of each Swap Contract, after taking into account the effect of any netting agreement related to such Swap Contract, (a) for any date on or after the date there has been an early termination of the transactions under such Swap Contract and a termination value has been determined in accordance therewith, such termination value, and (b) for any date prior to the date referenced in clause (a) the amount determined as the mark-to-market value for such Swap Contract, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contract (which may include the Lender).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

27

“Term Conversion Date” has the meaning set forth in Section 2.01(b).

“Term Conversion Fee” has the meaning set forth in Section 2.09(b).

“Term Loan” has the meaning set forth in Section 2.01(b).

“Total Capitalization” means, at any date, the total of (i) Consolidated Funded Debt plus (ii) Consolidated Net Worth.

“Type” means, with respect to a Committed Loan or a Term Loan, its character as a Base Rate Loan or a Fixed Period Eurodollar Rate Loan.

“Unrestricted Subsidiaries” means (a) each MEP Unrestricted Subsidiary and (b) any other Subsidiary of the Borrower that is designated to the Lender in writing by the Borrower as an Unrestricted Subsidiary after the date hereof; provided, however, that no Subsidiary designated pursuant to the preceding clause (b) may be designated as an Unrestricted Subsidiary if, (i) on the effective date of designation, a Default or Event of Default has occurred and is continuing, (ii) the creation, formation or acquisition of such Subsidiary would not otherwise be permitted under Section 7.02 hereof, or (iii) based on the financial statements most recently delivered pursuant to Section 6.01 or the good faith determination by the Borrower, such Subsidiary is a Material Subsidiary. If an Unrestricted Subsidiary (other than a MEP Unrestricted Subsidiary) becomes a Material Subsidiary, such Subsidiary shall no longer be deemed an Unrestricted Subsidiary.

“Wholly-Owned” when used to describe a Subsidiary means that all of the equity of such Subsidiary is wholly owned by the Borrower, either directly or indirectly through another wholly-owned Subsidiary of the Borrower.

1.02         Other Interpretive Provisions.

(a)          The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b)

(i)          The words “herein” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

(ii)         Unless otherwise specified herein, Article, Section, Exhibit and Schedule references are to this Agreement.

(iii)        The term “including” is by way of example and not limitation.

(iv)        The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced.

28

(v)         The verb “continue”, and its usage in correlative forms, with reference to a Default or an Event of Default, shall mean that such Default or Event of Default has occurred and continues and, if applicable, after the passage of the applicable notice or cure period continues uncured, unwaived or otherwise unremedied, or with respect to the event or circumstance giving rise thereto, and after the passage of the applicable notice or cure period, continues uncured, unwaived or otherwise unremedied.

(c)          In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(d)          Section headings herein and the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

1.03         Accounting Terms. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Lender shall so request, the Lender and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Lender); provided, that, until so amended, (a) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein, and (b) the Borrower shall provide to the Lender financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

1.04         Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05         References to Agreements and Laws. Unless otherwise expressly provided herein, (a) references to documents (including the Loan Documents) shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document, and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

1.06         Intentionally Omitted.

29

Article II
The Commitments and Credit Extensions

2.01         Committed Loans; Conversion to Term Loans.

(a)          Subject to the terms and conditions set forth herein, the Lender agrees to make loans (each, a “Committed Loan”) to the Borrower from time to time on any Business Day during the period from the Closing Date to the Revolving Credit Commitment Termination Date, in an aggregate amount for all Loans not to exceed at any time outstanding the amount of the Lender’s Commitment. Within the limits of the Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01(a), prepay under Section 2.05, and reborrow under this Section 2.01(a). Committed Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

(b)          As of the Revolving Credit Commitment Termination Date, so long as the Revolving Credit Commitment Termination Date is not also the Project Financing Maturity Date, the Borrower shall have the option to convert all (but not less than all) outstanding Committed Loans to term loans (each, a “Term Loan”) in the same principal amount outstanding as the Committed Loans as of such Revolving Credit Commitment Termination Date (such Revolving Credit Commitment Termination Date being referred to herein as the “Term Conversion Date”); provided, however, that any such conversion shall not be effective until the following conditions are satisfied: (i) the Borrower shall have provided to the Lender a Loan Notice (X) at least three Business Days prior to the Term Conversion Date, in the case of a conversion of a Eurodollar Rate Committed Loan to a Term Loan and (Y) at least one Business Day prior to the Term Conversion Date, in the case of a conversion of a Base Rate Committed Loan to a Term Loan; (ii) the Borrower shall have provided to the Lender a certificate from a Responsible Officer certifying that as of such date of conversion the conditions set forth in Section 4.02(a) and Section 4.02(b) shall have been satisfied; and (iii) the Borrower shall have paid all fees and expenses then due under the Loan Documents, including the Term Conversion Fee, for the account of the Lender. Term Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein. Once repaid or prepaid, Term Loans may not be reborrowed.

30

2.02         Borrowings, Conversions and Continuations of Committed Loans.

(a)          Each Borrowing, each conversion of Committed Loans or Term Loans from one Type to the other, the conversion of Committed Loans to Term Loans, and each continuation of Committed Loans or Term Loans as the same Type shall be made upon the Borrower’s giving an irrevocable Loan Notice to the Lender. Each such Loan Notice must be received by the Lender not later than 11:00 a.m., New York time, (i) three Business Days prior to the requested date of any such Borrowing of, conversion to or continuation of any such Eurodollar Rate Loans or of any conversion of any such Eurodollar Rate Loans to Base Rate Loans, and (ii) on the requested date of any Borrowing of Base Rate Loans; provided that, a Loan Notice delivered on the Closing Date may request a Eurodollar Rate Loan on the request date. Each Borrowing of, conversion to or continuation of any such Eurodollar Rate Loans shall be in a principal amount of $10,000,000 or a whole multiple of $1,000,000 in excess thereof. Each Borrowing of or conversion to any such Base Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof. Each Loan Notice shall specify (i) whether the Borrower is requesting a Borrowing, a conversion of Committed Loans or Term Loans from one Type to the other, the conversion of Committed Loans to Term Loans or a continuation of Committed Loans or Term Loans as the same Type, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Committed Loans or Term Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Committed Loans or Term Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Committed Loan or Term Loan, in a Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Committed Loans or Term Loans, as applicable, shall be made or continued as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

(b)          Following receipt of a Loan Notice and upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Lender shall make the funds available to the Borrower by wire transfer of such funds, in each case in accordance with instructions provided to the Lender by the Borrower.

(c)          Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of the Interest Period for such Eurodollar Rate Loan. During the existence of a Default or Event of Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Lender, and the Lender may demand that any or all of the then outstanding Eurodollar Rate Loans be converted to Base Rate Loans at the end of the respective Interest Periods therefor, if at the end of such periods, a Default or an Event of Default is then in existence.

(d)          The Lender shall promptly notify the Borrower of the interest rate applicable to any Fixed Period Eurodollar Rate Loan upon determination of such interest rate. The determination of the Fixed Period Eurodollar Rate by the Lender shall be conclusive in the absence of manifest error. The Lender shall notify the Borrower of any change in its referenced prime rate used in determining the Base Rate promptly following the public announcement of such change.

(e)          After giving effect to all Borrowings, all conversions of Committed Loans to Term Loans, all conversions of Committed Loans or Term Loans from one Type to the other, and all continuations of Committed Loans or Term Loans as the same Type, there shall not be more than 5 Interest Periods in effect with respect to Committed Loans or Term Loans, as applicable.

2.03         Intentionally Omitted.

2.04         Intentionally Omitted.

31

2.05         Prepayments.

(a)          The Borrower may, upon notice to the Lender, at any time or from time to time voluntarily prepay Committed Loans or Term Loans, in whole or in part without premium or penalty; provided that (i) such notice must be received by the Lender not later than 11:00 a.m., New York time, (A) three Business Days prior to any date of prepayment of Eurodollar Rate Loans, and (B) one Business Day prior to any date of prepayment of Base Rate Loans; (ii) any prepayment of Fixed Period Eurodollar Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; and (iii) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of Fixed Period Eurodollar Rate Loans shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.05.

(b)          If for any reason the Outstanding Amount of all Committed Loans at any time exceeds the Commitment then in effect, the Borrower shall immediately prepay such Committed Loans in an aggregate amount equal to such excess.

2.06         Reduction or Termination of Commitments.

(a)          The Borrower may, upon notice to Lender, terminate the Commitment, or permanently reduce the Commitment to an amount not less than the then Outstanding Amount of all Loans; provided that (i) any such notice shall be received by the Lender not later than 11:00 a.m., five Business Days prior to the date of termination or reduction, and (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof. Once reduced in accordance with this Section, the Commitment may not be increased. All facility fees accrued until the effective date of any termination of the Commitment shall be paid on the effective date of such termination.

(b)          The Commitment shall automatically terminate on the Project Financing Maturity Date and any outstanding Loans shall be due and payable on such date.

2.07         Repayment of Loans.

(a)          The Borrower shall repay to the Lender the then unpaid principal amount of each Committed Loan or Term Loan on the Maturity Date for such Loan.

(b)          On or before the earlier of the Maturity Date and the Revolving Credit Commitment Termination Date, Borrower may repay or prepay (without premium or penalty), as applicable, all, but not less than all, of the then aggregate unpaid principal amount of the Loans by payment-in-kind by transferring ownership of the Borrower’s entire direct and indirect interest in the Project to Lender.

2.08         Interest.

(a)          Subject to the provisions of subsection (b) below, (i) each Fixed Period Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Fixed Period Eurodollar Rate for such Interest Period plus the Applicable Rate; and (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.

32

(b)          In the event any amount due hereunder or under any other Loan Document (including, without limitation, any interest payment) is not paid when due (whether by acceleration or otherwise), the Borrower shall pay interest on such unpaid amount (including, without limitation, interest on interest) at a fluctuating interest rate per annum equal to the Default Rate to the fullest extent permitted by applicable Law. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c)          Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.09         Fees.

(a)          Facility Fee. The Borrower shall pay to the Lender for its account, a facility fee equal to the Applicable Rate multiplied by the actual daily amount of the Commitment, regardless of usage. The facility fee shall accrue at all times from the Closing Date until the Maturity Date provided that, if the Lender continues to have any Credit Extensions (including Term Loans) outstanding after its Commitment terminates, then such Facility Fee shall continue to accrue on the daily amount of the Lender’s Credit Extensions (including Term Loans), from and including the date on which its Commitment terminates to but excluding the date on which the Lender ceases to have any outstanding Credit Extensions (including Term Loans). The Facility Fee shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Maturity Date. The facility fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. The facility fee shall accrue at all times, including at any time during which one or more of the conditions in Article IV is not met.

(b)          Term Conversion Fee. If the Borrower exercises its option to convert outstanding Committed Loans into Term Loans pursuant to Section 2.01(b), then on the Term Conversion Date, the Borrower shall pay to the Lender, an amount (the “Term Conversion Fee”) equal to the product of (i) 0.75% multiplied by (ii) the outstanding principal amount of the Committed Loans that are being converted to Term Loans as of such date.

(c)          Other Fees. The Borrower shall pay a fee to the Lender in the amount and at the time specified in the Fee Letter.

33

2.10         Computation of Interest and Fees.

Computation of interest on Base Rate Loans (other than Base Rate Loans determined by reference to the Daily Floating Eurodollar Rate) shall be calculated on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed. Computation of all other types of interest and all fees shall be calculated on the basis of a year of 360 days and the actual number of days elapsed, which results in a higher yield to the payee thereof than a method based on a year of 365 or 366 days. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall bear interest for one day.

2.11         Evidence of Debt.

The Credit Extensions made by the Lender shall be evidenced by one or more accounts or records maintained by the Lender in the ordinary course of business. The accounts or records maintained by the Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lender to the Borrower and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Loans. Upon the request of the Lender, its Loans may be evidenced by a Note, in addition to such accounts or records. The Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of the applicable Loans and payments with respect thereto.

2.12         Payments Generally.

(a)          All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Lender at the Lender’s Lending Office in Dollars and in immediately available funds not later than 12:00 noon, New York time, on the date specified herein. All payments received by the Lender after 12:00 noon, New York time, shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

(b)          Subject to the definition of “Interest Period,” if any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(c)          If at any time insufficient funds are received by and available to the Lender to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, toward costs and expenses (including Attorney Costs and amounts payable under Article III) incurred by the Lender, (ii) second, toward repayment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (iii) third, toward repayment of principal then due hereunder.

(d)          Nothing herein shall be deemed to obligate the Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by the Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

2.13         Intentionally Omitted.

2.14         Intentionally Omitted.

2.15         Intentionally Omitted.

2.16         Intentionally Omitted.

34

Article III
Taxes, Yield Protection and Illegality

3.01         Taxes.

(a)          Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.

(i)          Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall to the extent permitted by applicable Laws be made free and clear of and without reduction or withholding for any Taxes. If, however, applicable Laws require the Borrower or the Lender to withhold or deduct any Tax, such Tax shall be withheld or deducted in accordance with such Laws as determined by the Borrower or the Lender, as the case may be, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.

(ii)         If the Borrower or the Lender shall be required by the Code to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding taxes, from any payment, then (A) the Borrower or the Lender shall withhold or make such deductions as are determined by the Borrower or the Lender to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) the Borrower or the Lender shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes or Other Taxes, the sum payable by the Borrower shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section) the Lender receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b)          Payment of Other Taxes by the Borrower. Without limiting the provisions of subsection (a) above, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Laws.

(c)          Tax Indemnifications.

(i)          Without limiting the provisions of subsection (a) or (b) above, the Borrower shall, and does hereby, indemnify the Lender and shall make payment in respect thereof within 30 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) withheld or deducted by the Borrower or the Lender or paid by the Lender and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of any such payment or liability delivered to the Borrower by the Lender shall be conclusive absent manifest error.

35

(ii)         Without limiting the provisions of subsection (a) or (b) above, the Lender does hereby, indemnify the Borrower and shall make payment in respect thereof within 10 days after demand therefor, against any and all Taxes and any and all related losses, claims, liabilities, penalties, interest and expenses (including the fees, charges and disbursements of any counsel for the Borrower) incurred by or asserted against the Borrower by any Governmental Authority as a result of the failure by the Lender to deliver, or as a result of the inaccuracy, inadequacy or deficiency of, any documentation required to be delivered by the Lender to the Borrower pursuant to subsection (e). The agreements in this clause (ii) shall survive any assignment of rights by, or the replacement of, the Lender, the termination of the Commitment and the repayment, satisfaction or discharge of all other Obligations.

(d)          Evidence of Payments. Upon request by the Borrower or the Lender, as the case may be, after any payment of Taxes by the Borrower or by the Lender to a Governmental Authority as provided in this Section 3.01, the Borrower shall deliver to the Lender or the Lender shall deliver to the Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Borrower or the Lender, as the case may be.

(e)          Status of Lender; Tax Documentation.

(i)          The Lender shall deliver to the Borrower, at the time or times prescribed by applicable Laws or when reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable Laws or by the taxing authorities of any jurisdiction and such other reasonably requested information as will permit the Borrower to determine (A) whether or not payments made hereunder or under any other Loan Document are subject to Taxes, (B) if applicable, the required rate of withholding or deduction, and (C) the Lender’s entitlement to any available exemption from, or reduction of, applicable Taxes in respect of all payments to be made to the Lender by the Borrower pursuant to this Agreement or otherwise to establish the Lender’s status for withholding tax purposes in the applicable jurisdiction.

(ii)         Without limiting the generality of the foregoing, if the Borrower is resident for tax purposes in the United States,

(A)         if Lender is a “United States person” within the meaning of Section 7701(a)(30) of the Code it shall deliver to the Borrower (in such number of copies as shall be requested by the recipient) on or prior to the date on which the Lender becomes a Lender under this Agreement (and from time to time thereafter at the time or times prescribed by applicable Laws or upon the reasonable request of the Borrower) executed originals of Internal Revenue Service Form W-9 (or successor form) or such other documentation or information prescribed by applicable Laws or reasonably requested by the Borrower as will enable the Borrower to determine that the Lender is not subject to backup withholding or to determine whether or not the Lender is subject to information reporting requirements; and

36

(B)         if Lender is a Foreign Lender that is entitled under the Code or any applicable treaty to an exemption from or reduction of withholding tax with respect to payments hereunder or under any other Loan Document it shall deliver to the Borrower (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes the lender under this Agreement (and from time to time thereafter at the time or times prescribed by applicable Laws or upon the request of the Borrower but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

(1)         executed originals of Internal Revenue Service Form W-8BEN (or successor form) claiming eligibility for benefits of an income tax treaty to which the United States is a party,

(2)         executed originals of Internal Revenue Service Form W-8ECI (or successor form),

(3)         executed originals of Internal Revenue Service Form W-8IMY (or successor form) and all required supporting documentation,

(4)         in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (y) executed originals of Internal Revenue Service Form W-8BEN (or successor form), or

(5)         executed originals of any other form prescribed by applicable Laws as a basis for claiming exemption from or a reduction in United States federal withholding tax together with such supplementary documentation as may be prescribed by applicable Laws to permit the Borrower to determine the withholding or deduction required to be made.

(iii)        If a payment made to the Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if the Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), the Lender shall deliver to the Borrower at the time or times prescribed by law and at such time or times reasonably requested by the Borrower such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower as may be necessary for the Borrower to comply with its obligations under FATCA and to determine that the Lender has complied with the Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (iii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

37

(iv)        The Lender shall promptly (A) notify the Borrower of any change in circumstances which would modify or render invalid any claimed exemption or reduction, (B) in the event any form or certification previously delivered by it pursuant to this Section 3.01(e) expires or becomes obsolete or inaccurate in any respect or a Change in Law occurs requiring a change in such previously delivered form or certification, deliver any such other properly completed and executed form, certification or documentation as may be required in order to confirm or establish the entitlement of the Lender to an exemption from or a reduction in withholding Taxes with respect to payments hereunder or under any other Loan Documents if the Lender continues to be so entitled, and (C) in the event the Borrower is required to pay additional amounts to or for the account of the Lender pursuant to Section 3.01(a) and (c), take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of the Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws of any jurisdiction that the Borrower make any withholding or deduction for taxes from amounts payable to the Lender.

(f)          Treatment of Certain Refunds. If the Lender determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 3.01, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses incurred by the Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Lender in the event the Lender is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require the Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

38

3.02         Illegality. If the Lender determines that any Law enacted, construed or announced after the Closing Date has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for the Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans, or materially restricts the authority of the Lender to purchase or sell, or to take deposits of, Dollars in the applicable offshore Dollar market, or to determine or charge interest rates based upon the Eurodollar Rate, then, on notice thereof by the Lender to the Borrower, any obligation of the Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended until the Lender notifies the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from the Lender, prepay or, if applicable, convert all Eurodollar Rate Loans to Base Rate Loans, either on the last day of the Interest Period thereof, if the Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if the Lender may not lawfully continue to maintain such Eurodollar Rate Loans. Upon any such prepayment or conversion, the Borrower shall also pay interest on the amount so prepaid or converted. If any such Law, or change therein, shall only affect a portion of the Lender’s obligations under this Agreement which is, in the opinion of the Lender, severable from the remainder of this Agreement so that the remainder of this Agreement may be continued in full force and effect without otherwise affecting any of the obligations of the Borrower, the Lender shall only declare its obligations under that portion so terminated. The Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of the Lender, otherwise be disadvantageous to the Lender.

3.03         Inability to Determine Rates. If the Lender determines in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof that (a) Dollar deposits are not being offered to banks in the applicable offshore Dollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan, (b) adequate and reasonable means do not exist for determining the Eurodollar Rate for such Eurodollar Rate Loan, or (c) the Eurodollar Rate for such Eurodollar Rate Loan does not adequately and fairly reflect the cost to the Lender of funding such Eurodollar Rate Loan, the Lender will promptly notify the Borrower. Thereafter, the obligation of the Lender to make or maintain Eurodollar Rate Loans shall be suspended until the Lender revokes such notice. Upon receipt of such notice, the Borrower may, without liability for any attendant breakage costs, revoke any pending request for a Borrowing, conversion or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

Notwithstanding the foregoing, if the Lender has made the determination described in clause (a) of the first sentence of this section, the Lender, in consultation with the Borrower and the Lender, may establish an alternative interest rate for the affected Loans (the “Impacted Loans”), in which case, such alternative rate of interest shall apply with respect to the Impacted Loans until (1) the Lender revokes the notice delivered with respect to the Impacted Loans under clause (a) of the first sentence of this section, (2) the Lender notifies the Borrower that such alternative interest rate does not adequately and fairly reflect the cost to the Lender of funding the Impacted Loans, or (3) the Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for the Lender or its Lending Office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of the Lender to do any of the foregoing and provides the Borrower written notice thereof.

39

3.04         Increased Cost and Reduced Return; Capital Adequacy; Reserves on Eurodollar Rate Loans.

(a)          If the Lender determines that as a result of any Change in Law, or the Lender’s compliance therewith, there shall be any increase in the cost to the Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Loans or a reduction in the amount received or receivable by the Lender in connection with such Loans (excluding for purposes of this subsection (a) any such increased costs or reduction in amount resulting from (i) Taxes or Other Taxes (as to which Section 3.01 shall govern), (ii) changes in the basis of taxation of overall net income or overall gross income by the United States or any foreign jurisdiction or any political subdivision of either thereof under the Laws of which the Lender is organized or has its Lending Office, and (iii) reserve requirements contemplated by Section 3.04(c)), then from time to time upon demand of the Lender, the Borrower shall pay to the Lender such additional amounts as will compensate the Lender for such increased cost or reduction.

(b)          If the Lender determines that any Change in Law, or compliance by the Lender (or its Lending Office) therewith, has the effect of reducing the rate of return on the capital of the Lender or any corporation controlling the Lender as a consequence of the Lender’s obligations hereunder (taking into consideration its policies with respect to capital adequacy and the Lender’s desired return on capital), then from time to time upon demand of the Lender, the Borrower shall pay to the Lender such additional amounts as will compensate the Lender for such reduction.

(c)          The Borrower shall pay to the Lender, as long as the Lender shall be required under regulations of the Board to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits, additional costs on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by the Lender (as determined by the Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least 15 days’ prior notice of such additional interest from the Lender. If the Lender fails to give notice 15 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 15 days from receipt of such notice.

(d)          The Lender shall use its reasonable efforts to reduce the amount it requests pursuant to this Section 3.04, including using its reasonable efforts to not assign or transfer any Loan to any Person if such assignment or transfer would or would be likely to increase the amount of such amounts payable; provided, however, the Lender shall have no obligation to take or omit to take any action that the Lender in its good faith judgment believes would be disadvantageous to it. Each amount required to be paid to the Lender pursuant to this Section 3.04 shall be accompanied by a certificate of the Lender setting forth in reasonable detail the amount owed, the basis therefor and the calculations in respect thereto.

(e)          Failure or delay on the part of the Lender to demand compensation pursuant to this Section shall not constitute a waiver of the Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate the Lender pursuant to this Section for any increased costs or reductions incurred more than 90 days prior to the date that the Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of the Lender’s intention to claim compensation therefor; provided further that, if the introduction of Law or change in (or change in interpretation of) Law giving rise to such increased costs or reductions is retroactive, then the 90-day period referred to above shall be extended to include the period of retroactive effect thereof.

40

3.05         Funding Losses. Upon demand of the Lender from time to time (which demand shall be accompanied by a certificate of the Lender setting forth in reasonable detail the amount demanded, the bases therefor and the calculations in respect thereto), the Borrower to whom the subject Loan was made shall promptly compensate the Lender for and hold the Lender harmless from any loss, cost or expense incurred by it as a result of:

(a)          any continuation, conversion, payment or prepayment of any Loan made to such Borrower other than a Base Rate Loan or Daily Floating Eurodollar Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b)          any failure by the Borrower (for a reason other than the failure of the Lender to make a Loan) to prepay, borrow, continue or convert any Loan made to the Borrower other than a Base Rate Loan or Daily Floating Eurodollar Rate Loan on the date or in the amount notified by the Borrower; or

(c)          any assignment of a Fixed Period Eurodollar Rate Loan on a day other than the last day of the Interest Period as a result of a request by the Borrower pursuant to Section 10.15;

including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by the Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrower to the Lender under this Section 3.05, the Lender shall be deemed to have funded each Fixed Period Eurodollar Rate Loan made by it at the Fixed Period Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Fixed Period Eurodollar Rate Loan was in fact so funded.

3.06         Matters Applicable to all Requests for Compensation.

(a)          A certificate of the Lender claiming compensation under this Article III and setting forth in reasonable detail the additional amount or amounts to be paid to it hereunder and such other information as otherwise specified in this Article III shall be conclusive in the absence of manifest error. In determining such amount, the Lender may use any reasonable averaging and attribution methods customarily used by it in comparable circumstances.

(b)          Upon the Lender’s making a claim for compensation under Section 3.01 or 3.04, the Borrower may remove or replace the Lender in accordance with Section 10.15.

3.07         Survival. All of the Borrower’s obligations under this Article III shall survive termination of the Commitment and payment in full of all the other Obligations.

41

Article IV
Conditions Precedent To Credit Extensions

4.01         Conditions of Initial Credit Extension. The obligation of the Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

(a)          The Lender’s receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Lender:

(i)          an executed counterpart of this Agreement;

(ii)         a Note executed by the Borrower in favor of the Lender in a principal amount equal to the Lender’s Commitment;

(iii)        such certificates of resolutions or other action, incumbency certificates and/or other certificates of the secretary or an assistant secretary of the General Partner or the Delegate, as the Lender may require to establish the identities of and verify the authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which the Borrower is a party;

(iv)        such evidence as the Lender may reasonably require to verify that the Borrower is duly organized or formed, validly existing, in good standing in the jurisdiction where organized;

(v)         a certificate signed by a Responsible Officer certifying (A) that the conditions specified in Sections 4.02(a) and 4.02(b) have been satisfied, and (B) that there has been no event or circumstance since the date of the Audited Financial Statements which has or could be reasonably expected to have a Material Adverse Effect;

(vi)        If requested by the Lender, an opinion of counsel to the Borrower addressed to the Lender; and

(vii)       such other assurances, certificates, documents, consents or opinions as the Lender reasonably may require.

(b)          Any fees required to be paid on or before the Closing Date shall have been paid.

(c)          Unless waived by the Lender, the Borrower shall have paid all Attorney Costs of the Lender to the extent invoiced prior to or on the Closing Date, plus such additional amounts of Attorney Costs as shall constitute its reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Lender).

42

(d)          The Borrower shall have provided to the Lender the documentation and other information requested in order to comply with the requirements of the Act.

For purposes of determining compliance with the conditions specified in this Section 4.01, if the Lender has signed this Agreement, it shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lender unless the Borrower shall have received notice from the Lender prior to the proposed Closing Date specifying its objection thereto.

4.02         Conditions to all Credit Extensions.

The obligation of the Lender to honor any Request for Credit Extension (other than a Loan Notice requesting only a conversion of Committed Loans to the other Type, or a continuation of Eurodollar Rate Loans as the same Type) is subject to the following conditions precedent:

(a)          The representations and warranties of the Borrower contained in Article V, or which are contained in any Loan Document furnished by the Borrower at any time under or in connection herewith, shall be true and correct on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to a different date, in which case they shall be true and correct as of such date, and except that for purposes of this Section 4.02, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01.

(b)          No Default or Event of Default shall exist, or would result from such proposed Credit Extension.

(c)          The Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

Each Request for Credit Extension submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

Article V
Representations And Warranties

The Borrower represents and warrants as set forth below:

5.01         Existence, Qualification and Power; Compliance with Laws.

(a)          The General Partner is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and is qualified and is in good standing as a foreign Person for the transaction of business in each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and in which the failure so to qualify could not reasonably be expected to have a Material Adverse Effect.

43

(b)          The Borrower is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and is duly qualified and in good standing as a foreign Person in each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and in which the failure to so qualify could not reasonably be expected to have a Material Adverse Effect. As of the Closing Date, the General Partner is the sole general partner of, and owns a 2.0% general partner interest in, the Borrower.

(c)          The Operating Partnership is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and is duly qualified and in good standing as a foreign Person for the transaction of business in each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and in which the failure so to qualify could not reasonably be expected to have a Material Adverse Effect. As of the Closing Date, the Operating Partnership’s general partners are Enbridge Pipelines (Lakehead) L.L.C. and Enbridge Pipelines (Wisconsin) Inc., each of which own a 0.0005% general partner interest in each of the Series LH partnership interests of the Operating Partnership and the Series AC partnership interests of the Operating Partnership.

(d)          The Borrower has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to own its assets, carry on its business, except where the failure to do so would not reasonable be expected to have a Material Adverse Effect, and the Borrower has all requisite power and authority to execute, deliver, and perform its obligations under the Loan Documents to which it is a party.

(e)          The Borrower is in compliance with all Laws, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

5.02         Authorization; No Contravention. The execution, delivery and performance by the Borrower of each Loan Document has been duly authorized by all necessary corporate or other organizational action, and does not and will not (a) violate the terms of any of the Borrower’s Organization Documents, (b) result in any breach of, constitute a default under, or require, pursuant to the express provisions thereof, the creation of any consensual Lien on the properties of the Borrower under, any Contractual Obligation to which the Borrower is a party or any order, injunction, writ or decree of any Governmental Authority to which the Borrower or its property is subject, or (c) violate any Law, in each case with respect to the preceding clauses (a) through (c), which would reasonably be expected to have a Material Adverse Effect.

5.03         Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is required to be obtained or made by the Borrower by any material statutory law or regulation applicable to it as a condition to the execution, delivery or performance by, or enforcement against, the Borrower of any Loan Document.

5.04         Binding Effect.

This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by the Borrower. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

44

5.05         Financial Statements; No Material Adverse Effect.

(a)          The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the Borrower and its Subsidiaries and Unrestricted Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) together with the footnotes thereto, reflect all material indebtedness and other liabilities, direct or contingent, of the Borrower and its Subsidiaries and Unrestricted Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness in accordance with GAAP consistently applied throughout the period covered thereby.

(b)          Since the date of the Audited Financial Statements to the Closing Date, there has been no event or circumstance that has, or could reasonably be expected to have, a Material Adverse Effect.

5.06         Litigation. Except as specifically disclosed in Schedule 5.06, and matters covered by insurance or indemnification agreements, as of the Closing Date, there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower after investigation, overtly threatened, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or any of the Borrower’s Subsidiaries or Unrestricted Subsidiaries or against any of their properties or revenues of which there is a reasonable possibility of a determination adverse to such Person and which if determined adversely, could have a Material Adverse Effect.

5.07         Ownership of Property; Liens. Each of the Borrower and its Material Subsidiaries has good and defeasible title to, or valid leasehold interests in, all material property necessary or used in the ordinary conduct of its business, except for such defects in title as would not, individually or in the aggregate, have a Material Adverse Effect. There is no Lien on any property of the Borrower or any of its Subsidiaries, other than Liens permitted by Section 7.01.

5.08         Environmental Compliance. The Borrower and its Material Subsidiaries conduct in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof have reasonably concluded that, except as specifically disclosed in Schedule 5.08, they: (a) to the best of their knowledge, are in compliance with all applicable Environmental Laws, except to the extent that any non-compliance would not reasonably be expected to have a Material Adverse Effect; (b) to the best of their knowledge, are not subject to any judicial, administrative, government, regulatory or arbitration proceeding alleging the violation of any applicable Environmental Laws or that may lead to claim for cleanup costs, remedial work, reclamation, conservation, damage to natural resources or personal injury or to the issuance of a stop-work order, suspension order, control order, prevention order or clean-up order, except to the extent that any such proceeding would not reasonably be expected to have a Material Adverse Effect; (c) to the best of their knowledge, are not subject to any federal, state, local or foreign review, audit or investigation which may lead to a proceeding referred to in (b) above; (d) have no actual knowledge that any of their predecessors in title to any of their property and assets are the subject of any currently pending federal, state, local or foreign review, audit or investigation which may lead to a proceeding referred to in (b) above; (e) have not filed any notice under any applicable Environmental Laws indicating past or present treatment, storage or disposal of, or reporting a release or Hazardous Materials into the environment where the circumstances surrounding such notice would reasonably be expected to have a Material Adverse Effect; and (f) possess, and are in compliance with, all approvals, licenses, permits, consents and other authorizations which are necessary under any applicable Environmental Laws to conduct their business, except to the extent that the failure to possess, or be in compliance with, such authorizations would not reasonably be expected to have a Material Adverse Effect.

45

5.09         Insurance. The properties of the Borrower and its Subsidiaries are (a) insured with financially sound and reputable insurance companies or (b) self-insured or otherwise insured in manner and scope that complies with the applicable provisions of Section 6.07, as the case may be, and in each case, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or its Subsidiaries operate.

5.10         Taxes. The Borrower and its Subsidiaries and Unrestricted Subsidiaries have filed all Federal, state and other material tax returns and reports required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon the Borrower or its Subsidiaries or their properties, income or assets otherwise due and payable, except (a) those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP, or (b) where failure to do so would not reasonably be expected to have a Material Adverse Effect. The Borrower has no actual knowledge of any proposed tax assessment from a Governmental Authority against it or any of its Subsidiaries or Unrestricted Subsidiaries that would, if actually imposed, have a Material Adverse Effect.

5.11         ERISA Compliance.

No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other ERISA Events for which liability has occurred or is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.

5.12         Unrestricted Subsidiaries.

As of the Closing Date, the Borrower has no Unrestricted Subsidiaries.

5.13         Margin Regulations; Investment Company Act.

(a)          The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board), or extending credit for the purpose of purchasing or carrying margin stock.

46

(b)          Neither of the Borrower nor any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

5.14         Disclosure. As of the Closing Date, no statement, information, report, representation, or warranty made by the Borrower in any Loan Document, when so made (or if dated or otherwise specified therein, as of such date), or furnished to the Lender by or at the direction of the Borrower in connection with any Loan Document, when so furnished (or if dated or otherwise specified therein, as of such date), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

Article VI
Affirmative Covenants

So long as the Lender shall have a Commitment hereunder or any Loan or other Obligation shall remain unpaid, the Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, and 6.02) cause each Subsidiary to:

6.01         Financial Statements. Deliver to the Lender, in form and detail reasonably satisfactory to the Lender:

(a)          within ten days after the Borrower files its Annual Report on Form 10-K with the Securities Exchange Commission or, if earlier, 90 days after the end of each fiscal year, a copy of the Borrower’s Form 10-K, which report shall include the Borrower’s audited consolidated financial statements together with all notes thereto, prepared in reasonable detail, and shall be accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing selected by the Borrower and reasonably acceptable to the Lender, which report and opinion shall be prepared in accordance with GAAP and shall not be subject to any qualifications or exceptions as to the scope of the audit nor to any qualifications and exceptions not reasonably acceptable to the Lender; provided that documents required to be delivered pursuant to this subsection may be delivered electronically pursuant to Section 6.02(b); and

(b)          within five days after the Borrower files a Quarterly Report on Form 10-Q with the Securities Exchange Commission or, if earlier, 45 days after the end of each of its first three quarters of each fiscal year, a copy of the Borrower’s Form 10-Q, which report shall include the Borrower’s unaudited consolidated financial statements, prepared in reasonable detail, certified by a Responsible Officer as fairly presenting the Borrower’s consolidated financial condition, results of operations and cash flows in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes; provided that documents required to be delivered pursuant to this subsection may be delivered electronically pursuant to Section 6.02(b).

6.02         Certificates; Other Information.

(a)          Deliver to the Lender, in form and detail reasonably satisfactory to the Lender:

47

(i)          within 90 days after the end of each fiscal year and within 45 days after the end of each of Borrower’s first three quarters of each fiscal year, a duly completed Compliance Certificate signed by a Responsible Officer, and with respect to any Compliance Certificate relating to a period that includes any date occurring on or after the consummation of the MEP IPO, a reasonably detailed reconciliation of the components reflected in the calculation of compliance with Sections 7.09, 7.10 and 7.11 to the corresponding amounts set forth in the financial statements for such period;

(ii)         promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the unit holders of the Borrower, and copies of all annual, regular, periodic and special reports and registration statements which the Borrower has filed with the Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Lender pursuant hereto, in each case, (1) which are not confidential in nature, as permitted by applicable Laws, as required by contractual restrictions not entered into in contemplation of this Section 6.02(a)(ii), as permitted by recognized principles of privilege or as otherwise determined in good faith by the Borrower, and (2) provided that documents required to be delivered pursuant to this Section 6.02(a)(ii) shall be deemed delivered on the date that such documents are publicly available on “EDGAR” or other similar publicly accessible sources of which the Borrower provides written notice to the Lender; and

(iii)        promptly, such additional information regarding the business, financial or partnership affairs of the Borrower or any Subsidiary or Unrestricted Subsidiary as the Lender may from time to time reasonably request.

(b)          Documents required to be delivered pursuant to Section 6.01(a), Section 6.01(b) or Section 6.02(a)(ii) (to the extent any such documents are included in materials otherwise filed with the Securities and Exchange Commission) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto, on the Borrower’s website on the Internet at the website address listed on Schedule 10.02, and, in either case, notifies the Lender by email of such posting or link; or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which the Lender has access (whether a commercial, third-party website or whether sponsored by the Lender), whichever date shall first occur. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the Compliance Certificates required by Section 6.02(a)(i) to the Lender.

6.03         Intentionally Omitted.

6.04         Payment of Obligations. Pay, before the same shall become delinquent or in default, its Indebtedness and tax liabilities (but excluding Indebtedness (other than the Obligations) that is not in excess of $100,000,000), except where (a) the validity or amount thereof is being contested in good faith and the Borrower or the applicable Subsidiary shall have instituted appropriate proceedings if required to so contest, (b) the Borrower or the applicable Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP, or (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

48

6.05         Preservation of Existence, Etc. Except in a transaction permitted by Section 7.02 or pursuant to statutory conversions to another form of entity as permitted by applicable Law, preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization, except where the failure of a Subsidiary to do so (individually or collectively with all such failures) could not reasonably be expected to have a Material Adverse Effect; and take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary in the normal conduct of its business and preserve or renew all of its registered patents, trademarks, trade names and service marks, except where failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.06         Maintenance of Properties. Except where it will not have a Material Adverse Effect, (a) maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted, and (b) use the standard of care typical in the industry in the operation and maintenance of its facilities.

6.07         Maintenance of Insurance. Maintain with financially sound and reputable insurance companies, or through self-insurance, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons; provided, however, that notwithstanding the foregoing provisions of this Section 6.07, the Borrower or any Subsidiary may effect worker’s compensation or similar insurance in respect of operation in any state or other jurisdiction through any insurance fund operated by such state or other jurisdiction or by causing to be maintained a system or systems of self-insurance in accord with applicable Laws.

6.08         Compliance with Laws. Comply in all material respects with the requirements of all Laws applicable to it or to its business or property, except in such instances in which (i) such requirement of Law is being contested in good faith or a bona fide dispute exists with respect thereto or (ii) the failure to comply therewith could not be reasonably expected to have a Material Adverse Effect.

6.09         Books and Records. Maintain proper books of record and account necessary to prepare the financial statements required to be delivered pursuant to Section 6.01 in accordance with GAAP.

6.10         Inspection Rights. Permit representatives and independent contractors of the Lender, at its expense, and if the Borrower shall so request, then in the presence of a Responsible Officer or an appointee of a Responsible Officer, to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, in each case, all at such reasonable times during normal business hours, but unless an Event of Default exists, no more frequently than once during each calendar year, upon reasonable advance notice to the Borrower and subject to compliance with applicable safety standards, with contractual or attorney-client privilege (as applicable) and non-disclosure agreements; provided, however, that during an Event of Default, the Lender (or any of its representatives or independent contractors) may, without duplication of the efforts of the others, do any of the foregoing at the reasonable expense of the Borrower at any time during normal business hours.

49

6.11         Use of Proceeds.

(a)          Use the proceeds of the Credit Extensions exclusively for the Borrower or one of its Subsidiaries to directly or indirectly acquire up to a 37% ownership interest in the Project.

Article VII
Negative Covenants

So long as the Lender shall have any Commitment hereunder or any Loan or other Obligation shall remain unpaid, the Borrower shall not, nor shall it permit any Subsidiary to, directly or indirectly:

7.01         Liens. Create, incur, assume or suffer to exist, any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

(a)          Intentionally Omitted.

(b)          Liens existing on the date hereof and listed on Schedule 7.01 and any renewals or extensions thereof, provided that the property covered thereby is not increased and the principal amount of the Indebtedness thereby secured is not increased, other than by the additional amount of premium, if any, and accrued interest on such Indebtedness and reasonable expenses incurred in connection therewith;

(c)          Liens for taxes not yet delinquent or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(d)          carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(e)          Liens incurred or pledges or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

(f)          Liens incurred or deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds (including surety and appeal bonds related to judgments only to the extent permitted by clause (h) of this Section 7.01), performance bonds and other obligations of a like nature incurred in the ordinary course of business;

50

(g)          easements, rights-of-way, restrictions and other similar charges or encumbrances which, in each case are granted, entered into or created in the ordinary course of business of such Person;

(h)          attachments or other Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h) or securing appeal or other surety bonds related to such judgments;

(i)          [intentionally left blank];

(j)          Liens securing obligations under Swap Contracts, provided that the amount of such obligations shall not exceed at any time an aggregate amount equal to one percent (1%) of Net Tangible Assets;

(k)          Liens on (A) property or shares of equity interests of a Person that becomes a Subsidiary after the Closing Date, or (B) Acquired Assets acquired by the Borrower or a Subsidiary after the Closing Date, including any acquisition by means of merger or consolidation with or into the Borrower or a Subsidiary which is permitted by Section 7.02; provided (i) such Liens were in existence at the time such Person becomes a Subsidiary or at the time of such acquisition of such Acquired Assets, (ii) such Liens were not created in contemplation of the acquisition of such Person or such Acquired Assets, (iii) such Liens do not encumber property other than property owned by such Person or the Acquired Assets then acquired, (iv) if, as a result of the acquisition, the Indebtedness secured by such Liens is or becomes Indebtedness of the Borrower but not Indebtedness of any Subsidiary, then the aggregate principal amount of Indebtedness secured thereby shall not exceed the Incremental EBITDA of the Acquired Subsidiary or such Acquired Assets;

(l)          Liens on property or assets of any Subsidiary securing Indebtedness of such Subsidiary owing to the Borrower; and

(m)          Liens securing Obligations (as defined in such agreements) under each of the Borrower’s (1) Credit Agreement dated as of July 6, 2012, by and among the Borrower, JP Morgan Chase Bank, National Association, as administrative agent, and the other lenders from time to time parties thereto, as amended to date, and (2) Credit Agreement, dated September 26, 2011, by and among the Borrower, Bank of America, N.A., as administrative agent and the other lenders a party thereto, as amended to date.

(n)          in addition to Liens permitted by the foregoing clauses (a) through (m), other Liens securing Indebtedness, provided that in no event will the aggregate unpaid principal amount of Indebtedness secured by such other Liens exceed at any time an amount equal to 15% of Net Tangible Assets.

7.02         Mergers; Sale of Assets. Neither Borrower nor any Material Subsidiary shall merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease (as a lessor) or otherwise dispose of (in one transaction or in a series of related transactions) all (or substantially all) of its assets, or all or substantially all of the stock of or other equity interest in any of its Subsidiaries (in each case, whether now owned or hereafter acquired), unless: (i) at the time thereof and immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing, and (ii) if the Borrower is involved in any such transaction, it is the surviving or resultant entity or the recipient of any such sale, transfer, lease or other disposition of assets, and if one or more Material Subsidiaries is involved in any such transaction (and Borrower is not), a Material Subsidiary is the surviving or resultant entity or the recipient of any such sale, transfer, lease or other disposition of assets; provided, however, that in no event shall any such merger, consolidation, sale, transfer, lease or other disposition whether or not otherwise permitted by this Section 7.02 have the effect of releasing the Borrower from any of its obligations and liabilities under this Agreement.

51

7.03         Distributions. During the existence of a Default which would become an Event of Default under clause (a), (f), or (g) of Section 8.01 or a Default under Section 8.01(b) or 8.01(c) as a result of a breach of Section 7.09 or an Event of Default, the Borrower will not declare, pay or make any Distribution (in cash, property or obligations) on any interests (now or hereafter outstanding) in the Borrower or apply any of its funds, property or assets to the purchase of any partnership interests in the Borrower; provided that if the Borrower has declared a Distribution when no Default which would become an Event of Default under clause (a), (f), or (g) of Section 8.01 or a Default under Section 8.01(b) or 8.01(c) as a result of a breach of Section 7.09 or Event of Default exists, it shall be permitted to pay that Distribution even if such Default or Event of Default exists on the corresponding payment date unless on such payment date and prior to the making of such Distribution, the Borrower has knowledge that the maturity of all outstanding Obligations has been accelerated pursuant to Section 8.02.

7.04         Change in Nature of Business. Engage in any material line of business substantially different from those lines of business conducted by the Borrower and its Subsidiaries on the date hereof or, if substantially different therefrom, not permitted by the Borrower’s partnership agreement.

7.05         Transactions with Affiliates. Enter into any material transaction with any Affiliate of Borrower except upon fair and reasonable terms that are no less favorable than those which might be obtained in arm’s-length transactions with a Person that is not an Affiliate; provided, that such limitations shall not apply to any transaction among the Borrower, the Borrower’s Subsidiaries, the General Partner, the General Partner’s Subsidiaries, and the Delegate (in its capacity as such), to subordinated loans (including Qualifying Subordinated Indebtedness) from an Affiliate to the Borrower, to a transaction between the Borrower or any of its Subsidiaries and an Affiliate if such transaction has been approved by the Conflicts Committee of the Board of Directors of the Delegate, or to the MEP IPO Transactions or to transactions entered into with any MEP Unrestricted Subsidiary on terms and conditions, taken as a whole, that are fair and reasonable to the Borrower and the Borrower’s Subsidiaries, taking into account the totality of the relationship between the Borrower and the Borrower’s Subsidiaries, on the one hand, and the MEP Unrestricted Subsidiaries, on the other; provided, that notwithstanding the foregoing, the Borrower shall not purchase or prepay any Qualifying Subordinated Indebtedness unless after giving effect to such purchase or payment, the Borrower is in compliance with Section 7.09 and such purchase or payment will not result in a Default or an Event of Default. For purposes of clarification of the foregoing, the parties acknowledge that the limitations contained in this Section 7.05 shall not limit the Delegate’s authority to act or take actions on behalf of the General Partner.

52

7.06         Burdensome Agreements. Enter into any material Contractual Obligation that by its express terms prohibits the Borrower or any Subsidiary or Non-MEP Unrestricted Subsidiary to create, incur, assume or suffer to exist Liens on any material property of such Person to secure the Obligations; or enter into any agreement (other than agreements of the type permitted by any of clauses (a) through (i) of the definition of Intercompany Restrictions) restricting the ability of any Subsidiary to make any payments, directly or indirectly, to the Borrower or a Material Subsidiary by way of distributions, loans, advances, repayments of loans or advances, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments, or any other agreement or arrangement which restricts the ability of any Subsidiary to make any payment, directly or indirectly to the Borrower or a Material Subsidiary.

7.07         Use of Proceeds. Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the Board) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

7.08         Unrestricted Subsidiaries; MEP.

(a)          Neither the Borrower nor any Restricted Subsidiary may guaranty or otherwise become liable in respect of any Indebtedness or other obligations of, grant any Lien on any of its property to secure any Indebtedness of or other obligation of, or provide any other form of credit support to, any Unrestricted Subsidiary, provided however that (i) the Borrower or a Restricted Subsidiary may grant a Lien on the equity interests of an Unrestricted Subsidiary to secure Indebtedness of such Unrestricted Subsidiary and (ii) the Borrower may provide credit support in the form of causing the issuance of Financial Support Agreement Letters of Credit and providing Financial Support Agreement Parental Guaranties in accordance with the Financial Support Agreement for the benefit of Midcoast Operating and its Wholly-Owned Subsidiaries, provided that the Borrower shall not provide or cause to provide any additional Financial Support Agreement Letters of Credit or any Financial Support Agreement Parental Guarantees, or cause to be amended any existing Financial Support Agreement Letters of Credit or any existing Financial Support Agreement Parental Guaranties, if doing so would cause the sum of the Financial Support Agreement Letter of Credit Amount plus the Financial Support Agreement Parental Guarantee Amount to exceed $700,000,000, unless consented to by the Lender (which consent shall not be unreasonably withheld).

(b)          No Unrestricted Subsidiary may, directly or indirectly, (i) make any loans or advances in the Borrower or any Restricted Subsidiary, or (ii) hold any equity interests in the Borrower or any Restricted Subsidiary, excluding any investment in a public fund which holds securities of or otherwise makes investments in the Borrower or any Restricted Subsidiary.

(c)          The Borrower shall continue at all times to (i) own, directly or indirectly, more than 50% of the voting equity interests of, and (ii) have the right and ability, directly or indirectly, to elect at least a majority of the board of directors or other governing body of, each general partner of MEP. As used in this subsection (c) the term “voting equity interests” of an entity means equity interests entitled to vote for members of the board of directors or equivalent governing body of such entity.

53

7.09         Consolidated Leverage Ratio. As of the end of each applicable four-quarter period, the Borrower shall maintain a ratio of (a) (i) Consolidated Funded Debt plus, without duplication, (ii) the principal amount of Funded Debt owed by the Borrower to Subsidiaries which does not constitute Qualifying Subordinated Indebtedness, to (b) Pro Forma EBITDA of no greater than (1) during an Acquisition Period, 5.50 to 1.00, and (2) during any period other than an Acquisition Period, 5.00 to 1.00; provided, that if at the end of any such applicable four-quarter period the Borrower shall not have maintained such ratio, the Borrower will have a period of 30 days following the later of the date a Responsible Officer has knowledge that such ratio has not been satisfied at the end of such period and 30 days following the end of such period, to cure such failure on a pro forma basis by satisfying the following clauses (i) or (ii), or any combination of such clauses, by (i) obtaining an equity contribution which qualifies as equity under GAAP or (ii) incurring Qualifying Subordinated Indebtedness in a sufficient amount that (y) had the Borrower had such additional equity or Qualifying Subordinated Indebtedness proceeds, or a combination of both, at or prior to the end date of such applicable four-quarter period, and (z) had such amount been included in, and increased, Pro Forma EBITDA with respect to such applicable four-quarter period, the Borrower would have been in compliance with this Section 7.09 for such four-quarter period and, if the Borrower obtains such equity or such Qualifying Subordinated Indebtedness proceeds, or any combination thereof, during such cure period, but in no event shall such period end later than 60 days following the end of the corresponding ending four-quarter period, then it will be deemed to be in compliance with this Section 7.09 as of the end of such four quarter period.

7.10         Indebtedness of Non-OLP Subsidiaries. As of the end of each fiscal quarter, the aggregate amount of Indebtedness of the Non-OLP Subsidiaries (other than Non-OLP Inter-Company Indebtedness) shall not exceed an amount (the “Non-OLP Indebtedness Limitation”) equal to 0.5 times Non-OLP Pro Forma EBITDA for the four quarters then ended; provided, that to the extent that such Indebtedness of the Non-OLP Subsidiaries does exceed the Non-OLP Indebtedness Limitation (the amount of such excess being referred to this Section 7.10 as “excess Indebtedness”) at quarter-end, the Non-OLP Subsidiaries may cure such excess Indebtedness by satisfying the following clause (i) or clause (ii), or any combination of such clauses, within 30 days following the later of the date a Responsible Officer has knowledge of such non-compliance and 30 days following the end of such quarter (but in no event shall the cure period extend beyond the date that is 60 days after the end of such quarter) (i) by receiving an infusion of cash or cash equivalents in an amount that (when added to all other cash and cash equivalents then being held by Non-OLP Subsidiaries pursuant to this Section 7.10) equals such excess Indebtedness (or portion thereof cured pursuant to this clause (i)), which cash or cash equivalents shall be held by Non-OLP Subsidiaries until the calculation is done pursuant to this Section 7.10 at the end of the next quarter, or (ii) by reducing the aggregate outstanding amount of Indebtedness of the Non-OLP Subsidiaries by an amount equal to such excess Indebtedness less the amount of cash or cash equivalents infused for such quarter-end pursuant to the preceding clause (i), if any. If the Non-OLP Subsidiaries so timely cure such excess Indebtedness by making such infusion or reduction, or both as applicable, the Non-OLP Subsidiaries shall be deemed to be in compliance with this Section 7.10 as of such quarter-end date.

54

7.11         Indebtedness of the Operating Partnership and the Operating Partnership Subsidiaries. As of the end of each fiscal quarter, the aggregate amount of Indebtedness of the Operating Partnership and the Operating Partnership Subsidiaries (other than OLP Inter-Company Indebtedness) shall not exceed an amount (the “OLP Indebtedness Limitation”) equal to 60% of the outstanding consolidated capitalization (calculated without regard to noncash adjustments to equity) of the Operating Partnership and the Operating Partnership Subsidiaries as of such quarter-end date; provided, that to the extent that outstanding Indebtedness of the Operating Partnership and the Operating Partnership Subsidiaries (other than OLP Inter-Company Indebtedness) does exceed the OLP Indebtedness Limitation (the amount of such excess being referred to this Section 7.11 as “excess Indebtedness”) at quarter-end, the Operating Partnership and the Operating Partnership Subsidiaries may cure such excess Indebtedness by satisfying the following clause (i) or clause (ii), or any combination of such clauses, within 30 days following the later of the date a Responsible Officer has knowledge of such non-compliance and 30 days following the end of such quarter (but in no event shall the cure period extend beyond the date that is 60 days after the end of such quarter): (i) by receiving an infusion of cash or cash equivalents in an amount that (when added to all other cash and cash equivalents then being held by the Operating Partnership and the Operating Partnership Subsidiaries pursuant to this Section 7.11) equals such excess Indebtedness (or portion thereof cured pursuant to this clause (i)), which cash or cash equivalents shall be held by the Operating Partnership and the Operating Partnership Subsidiaries until the calculation is done pursuant to this Section 7.11 at the end of the next quarter, or (ii) by reducing the aggregate outstanding amount of Indebtedness of the Operating Partnership and the Operating Partnership Subsidiaries by an amount equal to such excess Indebtedness less the amount of cash or cash equivalents infused for such quarter-end pursuant to the preceding proviso, if any. If the Operating Partnership and the Operating Partnership Subsidiaries so timely cure such excess Indebtedness by making such infusion or reduction, or both as applicable, the Operating Partnership and the Operating Partnership Subsidiaries shall be deemed to be in compliance with this Section 7.11 as of such quarter-end date.

Article VIII
Events Of Default And Remedies

8.01         Events of Default. Any of the following shall constitute an Event of Default:

(a)          Non-Payment. The Borrower fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan, or (ii) within five Business Days after the same becomes due, any interest on any Loan, or any facility or other fee due hereunder, or any other amount payable hereunder or under any other Loan Document; or

(b)          Specific Covenants. The Borrower shall fail to perform, observe or comply with any term, covenant or agreement contained in any of Section 6.11 or Article VII; or

(c)          Other Defaults. The Borrower fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed, and such failure or refusal continues for 30 days after the earlier of (i) the Borrower obtaining knowledge of such failure or refusal and (ii) the Borrower being notified of such failure or refusal by the Lender; or

55

(d)          Representations and Warranties. Any representation or warranty made or deemed made by the Borrower herein, in any other Loan Document, or in any document delivered by it in connection herewith or therewith proves to have been incorrect in any material respect when made or deemed made; or

(e)          Cross-Default. (i) The Borrower or any Subsidiary other than, for the avoidance of doubt, an Unrestricted Subsidiary (A) fails to make any payment of principal or interest or premium, if any, when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise), inclusive of any grace, extension, forbearance or similar period, in respect of any Indebtedness having an aggregate principal amount (including undrawn or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $100,000,000, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, for a period beyond the applicable grace, cure, extension, forbearance or other similar period the effect of which default or other event is to cause such Indebtedness to be demanded or to become due or required to be repurchased or redeemed (automatically or otherwise) prior to its stated maturity, or such Guarantee Obligation to become payable; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Borrower or any Subsidiary other than, for the avoidance of doubt, an Unrestricted Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which the Borrower or any Subsidiary other than, for the avoidance of doubt, an Unrestricted Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Borrower or such Subsidiary other than, for the avoidance of doubt, an Unrestricted Subsidiary as a result thereof is greater than $100,000,000; or

(f)          Insolvency Proceedings, Etc. The Borrower or any Material Subsidiary institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

(g)          Inability to Pay Debts. The Borrower or any Material Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due as provided in Title 11 of the United States Bankruptcy Code; or

(h)          Judgments. There is entered against the Borrower or any Material Subsidiary a final judgment or order for the payment of money in an aggregate amount exceeding $100,000,000 (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage or third-party indemnity or similar agreements as to which the indemnitor (or similar party if applicable) does not dispute coverage), and (A) enforcement proceedings upon assets of the Borrower or any Material Subsidiary are lawfully commenced by any creditor upon such judgment, or (B) there is a period of 30 consecutive days after the entry of such judgment during which a discharge, stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

56

(i)          ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Borrower or any Subsidiary of the Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $100,000,000, or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $100,000,000; or

(j)          Invalidity of Loan Documents. Any Loan Document, at any time after its execution and delivery and for any reason other than the agreement of the Lender or satisfaction in full of all the Obligations, ceases to be in full force and effect, or is declared by a court of competent jurisdiction to be null and void, invalid or unenforceable in any respect; or the Borrower denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or

(k)          Change of Control. There occurs any Change of Control.

8.02         Remedies Upon Event of Default. If any Event of Default occurs and is then continuing, the Lender may,

(a)          declare the commitment of the Lender to make Loans to be terminated, whereupon such commitments and obligation shall be terminated;

(b)          declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; and

(c)          exercise on behalf of itself all rights and remedies available to under the Loan Documents or applicable Law;

provided, however, that upon the occurrence of any event specified in subsection (f) or (g) of Section 8.01 with respect to the Borrower, the obligation of the Lender to make Loans shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, without further act of the Lender.

Article IX Intentionally Omitted.

Article X
Miscellaneous

10.01         Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower therefrom, shall be effective unless in writing signed by the Lender and the Borrower and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

57

(a)          extend or increase the Commitment of the Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of the Lender;

(b)          postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lender hereunder or under any other Loan Document without the written consent of the Lender; and

(c)          reduce the principal of, or the rate of interest specified herein on, any Loan, or (subject to clause (iv) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of the Lender.

The Fee Letter may be only amended, or rights or privileges thereunder waived, in a writing executed by the parties thereto.

10.02         Notices and Other Communications; Electronic Communication.

(a)          Notices and Other Communications; Facsimile Copies. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier or electronic mail as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)          if to the Borrower to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and

(ii)         in the case of notices by the Borrower to the Lender at the address, telecopier number, electronic mail address or telephone number specified for the such Person on Schedule 10.02.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b)          Electronic Communications. The Lender or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

58

Unless the Lender otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c)          Change of Address, Etc. Each of the Borrower and the Lender may change its address, telecopier, e-mail address or telephone number for notices and other communications hereunder by notice to the other party hereto.

(d)          Effectiveness of Electronic Copies of Loan Documents and Signatures. This Agreement and the other Loan Documents (including any amendment or other modification and any waiver or consent) and any executed signature pages hereto or thereto may be delivered by facsimile or other electronic (i.e., “pdf” or “tif”) imaging means. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually-signed originals and shall be binding on the Borrower and the Lender. The Lender may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by facsimile or other electronic imaging means.

(e)          Reliance by Lender. The Lender shall be entitled to rely and act upon any notices purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify each Lender Related Party and the Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other telephonic communications with the Lender may be recorded by the Lender, and each of the parties hereto hereby consents to such recording.

10.03         No Waiver; Cumulative Remedies. No failure by the Lender to exercise, and no delay by the Lender in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein or therein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.

59

10.04         Attorney Costs, Expenses and Taxes. The Borrower agrees (a) to pay or reimburse the Lender for all costs and expenses incurred in connection with the development, preparation, negotiation and execution of this Agreement and the other Loan Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated), the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs, and (b) to pay or reimburse the Lender for all costs and expenses incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any “workout” or restructuring in respect of the Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law), including all Attorney Costs. The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by the Lender and the cost of independent public accountants and other outside experts retained by the Lender. The agreements in this Section shall survive the termination of the Commitment and repayment of all the other Obligations.

10.05         Indemnification by the Borrower.

(a)          The Borrower shall indemnify the Lender and each Related Party of the Lender (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any Person arising out of, or relating to, (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, or the consummation of the transactions contemplated hereby or thereby, the relationship of the Borrower and the Lender under this Agreement or the administration of this Agreement and the other Loan Documents; (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower, and regardless of whether any Indemnitee is a party thereto, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are caused by such Indemnitee’s own gross negligence, breach in bad faith under any Loan Document, willful misconduct or knowingly unlawful conduct, or for any loss asserted against it by another Indemnitee.

As used in this Section 10.05, the following terms having the meanings set forth below:

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any of its Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

60

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

(b)          Intentionally Omitted.

(c)          Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, neither the Borrower nor any Indemnitee shall assert, and each of them hereby waives, any claim against any of the other of them, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof; provided however that the foregoing limitation shall not be deemed to impair or affect the indemnification obligations of the Borrower under this Agreement to the extent such indemnification obligations are with respect to losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of any counsel for any Indemnitee) incurred by any Indemnitee or asserted against any Indemnitee by any Person that is neither an Indemnitee nor the Borrower. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction; provided that this sentence shall not be deemed to limit an Indemnitee’s obligations in Section 10.08.

(d)          Payments. All amounts due from the Borrower under Section 10.04 or this Section 10.05 shall be payable not later than thirty Business Days after demand therefor and the Borrower’s receipt of (i) the requesting Person’s certification that it is owed amounts under Section 10.04 or Section 10.05(a), as the case may be, and the basis thereof, and (ii) reasonably detailed invoices or statements relating thereto.

(e)          Survival. The agreements in this Section shall survive the replacement of the Lender, the termination of the Commitment and the repayment, satisfaction or discharge of all the other Obligations.

10.06         Payments Set Aside. To the extent that the Borrower makes a payment to the Lender, or the Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred.

61

10.07         Successors and Assigns.

(a)          Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Lender and the Lender may not assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of the Lender) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)          Assignment by Lender. The Lender may at any time assign to one assignee all, but not less than all of its rights and obligations under this Agreement (including its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)          Intentionally Omitted.

(ii)         Intentionally Omitted.

(iii)        Required Consents. No consent shall be required for any assignment, except the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment, or (2) such assignment is to an Affiliate of the Lender that is financially capable of performing the obligations of the Lender under this Agreement.

(iv)        Assignment and Assumption. The parties to each assignment shall execute and deliver to the Borrower an Assignment and Assumption.

(v)         No Assignment to Borrower. No such assignment shall be made to the Borrower or any of the Borrower’s Affiliates or Subsidiaries.

(vi)        No Assignment to Natural Persons. No such assignment shall be made to a natural person.

(vii)       Intentionally Omitted.

(viii)      Intentionally Omitted.

62

From and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and have the rights and obligations of the Lender under this Agreement, and the assigning Lender thereunder shall be released from its obligations under this Agreement (and such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, 10.04 and 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment. Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. If the assigning Lender holds a Note and has assigned all of its Commitment, it shall promptly deliver such Note to the Borrower marked “Cancelled” or sign a lost note affidavit (which shall include customary indemnification of the Borrower) with respect thereto (provided however that, notwithstanding herein to the contrary, failure to do so will not affect the validity of such assignment). Any assignment or transfer by the Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by the Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c)          Intentionally Omitted.

(d)          Participations. The Lender may at any time, without the consent of, or notice to, the Borrower, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of the Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) the Lender’s obligations under this Agreement shall remain unchanged, (ii) the Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower shall continue to deal solely and directly with the Lender in connection with the Lender’s rights and obligations under this Agreement.

Any agreement or instrument pursuant to which the Lender sells such a participation shall provide that the Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that the Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant. Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 (subject to the requirements and limitations therein, including the requirements under Section 3.01(e) (it being understood that the documentation required under Section 3.01(e) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Lender.

(e)          Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01, 3.04 or 3.05 than the Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent.

63

(f)          Certain Pledges. The Lender may at any time assign, pledge or grant a security interest in all or any portion of its rights under this Agreement (including under its Notes, if any) to secure obligations of the Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release the Lender from any of its obligations hereunder or substitute any such pledgee or assignee for the Lender as a party hereto; and provided, further, all costs, fees and expenses related to, or in connection with, any such pledge or grant shall be for the sole account of the Lender.

(g)          Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

10.08         Confidentiality. The Lender (on behalf of itself and each of its Affiliates or its other Related Parties, and each of its and their directors, officers, agents, attorneys, employees and representatives) agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ and other Related Parties’, directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to (and will agree to) keep such Information confidential on the terms provided in this Section); (b) to the extent requested by any regulatory authority; (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process (and each such case, such Person shall endeavor to notify the Borrower of such occurrence as soon as reasonably possible following the service of any such process on such Person); (d) to any other party to this Agreement; (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty’s or prospective counterparty’s professional advisor) to any credit derivative, credit insurance transaction, or other substantially similar transaction relating to the obligations of the Borrower, in each case, provided that each such Person first agrees to hold, and cause to be held, such Information in confidence on the terms provided in this Section and such Person is not a competitor or Affiliate thereof of the Borrower or any of its Subsidiaries that is engaged in the storage, transportation and/or distribution of hydrocarbons as its primary business (and the Lender may rely on such Person’s representation as to the same); (g) with the consent of the Borrower; (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Lender on a nonconfidential basis from a source other than the Borrower; or (i) to the National Association of Insurance Commissioners or any other similar organization or any nationally recognized rating agency that requires access to information about the Lender’s or its Affiliates’ investment portfolio in connection with ratings issued with respect to the Lender or its Affiliates. For the purposes of this Section, “Information” means all information received from the Borrower after the date hereof, if such information is clearly identified in writing at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

64

The Lender acknowledges that (a) the Information may include material non-public information concerning the Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.

10.09         Set-off. In addition to any rights and remedies of the Lender provided by law, upon the occurrence and during the continuance of any Event of Default, the Lender is authorized at any time and from time to time, without prior notice to the Borrower, any such notice being waived by the Borrower to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, the Lender to or for the credit or the account of the Borrower against any and all Obligations then due and owing to the Lender. The Lender agrees promptly to notify the Borrower after any such set-off and application made by the Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

10.10         Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum amount, or be computed at a rate that exceeds the maximum rate, of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Lender shall contract for, charge, receive, reserve or take interest in an amount or at a rate that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower, and in no event shall the Borrower or any other Person ever be liable for unearned interest or ever be required to pay interest in excess of the Maximum Rate. In determining whether the interest contracted for, charged, received, reserved or taken by the Lender exceeds the Maximum Rate, it may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations. If the Laws of the State of Texas are applicable for purposes of determining the “Maximum Rate”, then that term means the “indicated rate ceiling” from time to time in effect under Chapter 303 of the Texas Finance Code. The Borrower agrees that Chapter 346 of the Texas Finance Code does not apply to any Borrowing.

10.11         Counterparts. This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

10.12         Integration. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Lender in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

65

10.13         Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Lender, regardless of any investigation made by the Lender or on its behalf and notwithstanding that the Lender may have had notice or knowledge of any Default or Event of Default at the time of any Credit Extension.

10.14         Severability. Any provision of this Agreement and the other Loan Documents that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.15         Replacement and Removal of Lender. (a) If (1) the Borrower has a right to remove or replace a Lender pursuant to Section 3.06(b) or under any other circumstances set forth in this Agreement providing that the Borrower shall have the right to remove or replace a Lender as a party to this Agreement, the Borrower may, upon notice to the Lender, (i) remove the Lender by terminating the Lender’s Commitment or (ii) replace the Lender by causing the Lender to assign its Commitment pursuant to Section 10.07(b) to an Eligible Assignee procured by the Borrower. As a condition to the effectiveness of any such assignment or termination:

(w) in the event of an assignment of the Lender’s Commitment or Loans, the assigning Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts),

(x) in the event of a termination of the Lender’s Commitment which has not been assigned, pay in full all principal, interest, fees and other amounts owing to the Lender through the date of termination or assignment (including any amounts payable pursuant to Section 3.05, which amounts shall be paid when billed in accordance with such Section), and (ii) provide written notice terminating the Lender’s Commitment.

The Lender being replaced shall execute and deliver an Assignment and Assumption with respect to the Lender’s Commitment and outstanding Credit Extensions. The Lender shall distribute an amended Schedule 2.01, which shall be deemed incorporated into this Agreement, to reflect changes in the identity of the Lender and any adjustments of its Commitment resulting from any such removal or replacement.

(b)          Intentionally Omitted.

(c)          Intentionally Omitted.

(d)          This section shall supersede any provision in Section 10.01 to the contrary.

66

10.16         Governing Law; Jurisdiction; Waiver of Venue.

(a)          THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT THE LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

(b)          any LEGAL action OR PROCEEDING WITH RESPECT To this Agreement or any other Loan Document MAY BE BROUGHT IN the courts of the State of New York sitting in MANHATTAN OR of the United States FOR the Southern District of SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER AND the LENDER each CONSENT, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. THE BORROWER AND the LENDER each IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. THE BORROWER AND the LENDER WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

10.17         Waiver of Right to Trial by Jury. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

67

10.18         No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees that: (i) (A) the arranging and other services regarding this Agreement provided by the Lender, are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Lender, and its Affiliates, on the other hand, (B) it has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) it is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each of the Borrower, and the Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for any other party hereto, any Affiliates of any other party hereto, or any other Person and (B) none of the Borrower, or the Lender has any obligation to each other or to their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Lender and its respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and the Lender has no obligation to disclose any of such interests to the Borrower or its Affiliates. To the fullest extent permitted by law, each of the Borrower and the Lender hereby waives and releases any claims that they may have against each other with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby. The Lender acknowledges and agrees that it has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate.

10.19         USA PATRIOT Act Notice. To the extent that the Lender that is subject to the Act (as hereinafter defined) it hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow the Lender to identify the Borrower in accordance with the Act. The Borrower shall, promptly following a request by the Lender, provide all documentation and other information regarding the Borrower or any of its Subsidiaries necessary for the Lender to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.

10.20         ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[Remainder of Page Intentionally Blank]

68

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first above written.

ENBRIDGE ENERGY PARTNERS, L.P.,
a Delaware limited partnership, as Borrower

By:	ENBRIDGE ENERGY MANAGEMENT, L.L.C.,
as delegate of Enbridge Energy Company, Inc.,
its General Partner

	By:	/s/ STEPHEN J. NEYLAND
Name: Stephen J. Neyland
Title: Vice President-Finance

Signature Page to Enbridge Energy Partners, L.P. Credit Agreement

ENBRIDGE (U.S.) INC., as Lender

By:	/s/ CHRIS KAITSON
Name: Chris Kaitson
Title: Vice President – Law & Assistant Corporate Secretary

Signature Page to Enbridge Energy Partners, L.P. Credit Agreement

SCHEDULE 1.02

CERTAIN INTERCOMPANY RESTRICTIONS
(RESTRICTIONS ON ABILITY OF SUBSIDIARIES TO PAY DIVIDENDS, ETC.)

None.

Sch 1.02

SCHEDULE 2.01(a)

COMMITMENTS

Lender	Commitment
Enbridge (U.S.) Inc.	$1,500,000,000

Sch 2.01(a)

SCHEDULE 5.06

LITIGATION

Litigation as described in the Annual Report of the Borrower on Form 10-K for the period ended December 31, 2015 and the Quarterly Reports on Form 10-Q for the periods ended March 31, 2016, June 30, 2016 and September 30, 2016.

Sch 5.06

SCHEDULE 5.08

ENVIRONMENTAL MATTERS

Environmental matters described in the Annual Report of the Borrower on Form 10-K for the period ended December 31, 2015 and the Quarterly Reports on Form 10-Q for the periods ended March 31, 2016, June 30, 2016 and September 30, 2016.

Sch 5.08

SCHEDULE 7.01

EXISTING LIENS

Debtor	Date	File #	Secured party	Collateral

Enbridge Energy Partners, L.P.	10/13/2011	13934000	United Rentals Northwest, Inc.	36 panels Equipment # MAPS – 0204 and the proceeds thereof

Enbridge Energy Partners, L.P.	3/13/2012	20975666	U.S. Bank Equipment Finance	7550CI N4D1Z00305

Enbridge Energy Partners, L.P.	3/20/2012	21059643	U.S. Bank Equipment Finance, a Division of U. S. Bank National Association	Copier 8000I N4P1X00654

Enbridge Energy Partners, L.P.	9/28/2012	23754514	U.S. Bank Equipment Finance	Copier C2G246978 Model ESTUDIO456; Copier C2G246998 Model ESTUDIO456

Enbridge Energy Partners, L.P.	09/10/2013	33528321	U.S. Bank Equipment Finance	Copier 7550CI N4D3500613

Sch 7.01

Enbridge Energy Partners, L.P.	04/24/2014	41615731	Business World Inc.	Various Sharp copiers, printers, scanners and fax machines

Enbridge Energy Partners, L.P.	06/02/2014	42143642	U.S. Bank Equipment Finance	Copier IAC5240A RRD00710; Copier CPC IAC5240A RRD00710C

Enbridge Energy Partners, L.P.	04/09/2015	51713071	Great American Financial Services Corporation	Various Lanier copiers, printers, scanners and faxes and all products, proceeds and attachments

Enbridge Energy Partners, L.P.	11/30/2015	55671119	Great American Financial Services Corporation	Canon Imagerunner Advance C350IF System and all products, proceeds and attachments

Enbridge Energy, Limited Partnership	8/12/2011	13124867	United Rentals Northwest, Inc.	5 quantity of Equipment # 9449942 related to invoice 93609376-005 and the proceeds thereof

Sch 7.01

Enbridge Energy, Limited Partnership	8/12/2011	13124875	United Rentals Northwest, Inc.	Equipment # 9449892 related to invoice 93609376-005 and the proceeds thereof

Enbridge Energy, Limited Partnership	2/28/2012	20758138	United Rentals Northwest, Inc.	JLG Model 400S Boom 37-44ft Stick 4WD Equipment Number #473874

Enbridge Energy, Limited Partnership	4/25/2012	21596206	U.S. Bank Equipment Finance, a Division of U.S. Bank National Association	Copier IRC5051 GQM57303

Enbridge Energy, Limited Partnership	08/20/2012	23226158	U.S. Bank Equipment Finance, a Division of U.S. Bank National Association	Copier IRC5051 GQM63075; Copier IRC5051 GQM63035

Enbridge Energy, Limited Partnership	09/24/2012	23667625	Northland Capital Financial Services, LLC	2012 Ventrak 4231TD Municipal Tractor and accessories

Enbridge Energy, Limited Partnership Enbridge Energy, Limited Partnership	12/27/2012 11/04/2015 – Termination of 25049533	25049533 55137160	U.S. Bank Equipment Finance, a Division of U.S. Bank National Association	Copier IR ADV C2020 FAH1800; copier IR ADV C2020 FAH17994

Sch 7.01

Enbridge Energy, Limited Partnership	03/22/2013	31099036	Nortrax, Inc.	John Deere 544K Serial 642283

Enbridge Energy, Limited Partnership	03/27/2013	31172643	Northland Capital Financial Services, LLC	2012 Ventrac 4231TD Municipal tractor and accessories

Enbridge Energy, Limited Partnership	05/06/2013	31723494	U.S. Bank Equipment Finance, a Division of U.S. Bank National Association	Copier C5255 JME02808

Enbridge Energy, Limited Partnership	05/21/2013	31941120	Nortrax, Inc.	John Deere 333E Serial 245265

Enbridge Energy, Limited Partnership	06/28/2013	32494707	Enbridge Receivables (U.S.) L.L.C.	Eligible receivables

Enbridge Energy, Limited Partnership	12/26/2014	45253455	Northland Capital Financial Services, LLC	2013 John Deere 324J Wheel Loader and accessories

Enbridge Energy, Limited Partnership	10/14/2015	54676911	Caterpillar Financial Services Corporation	Caterpillar 259D Compact Tract Loader S/N: FTL05692 and substitutions, replacements, additions and accessions thereto

Sch 7.01

SCHEDULE 10.02

ADDRESSES FOR NOTICES

BORROWER

Enbridge Energy Partners, L.P.
1100 Louisiana, Suite 3300
Houston, TX 77002-5217

Attention:	Chris Kaitson
Vice President – US Law
Telephone:	(713) 650-8900
Facsimile:	(713) 821-2229
Electronic Mail:	Chris.Kaitson@enbridge.com

With a copy to:

Enbridge Energy Partners, L.P.
C/O Enbridge Inc.
3000, 425-1st
Calgary, Alberta, Canada
T2P 3L8

Attention:	Jonathan Rose
Treasurer
Telephone:	(403) 231-7392
Facsimile:	(403) 231-4848
Electronic Mail:	jonathan.rose@enbridge.com

ENBRIDGE (U.S.) INC.

Enbridge (U.S.) Inc.

1100 Louisiana, Suite 3300

Houston, TX 77002-5217

Attention:	Chris Kaitson
Vice President – Law
Telephone:	(713) 650-8900
Facsimile:	(713) 821-2229
Electronic Mail:	Chris.Kaitson@enbridge.com

With a copy to:

Enbridge (U.S.) Inc.

C/O Enbridge Inc.

3000, 425-1st

Calgary, Alberta, Canada

T2P 3L8

Attention:	Wanda M. Opheim
Treasurer
Telephone:	(403) 231-7392
Facsimile:	(403) 231-4848
Electronic Mail:	Wanda.Opheim@enbridge.com

Sch 10.02

EXHIBIT A

FORM OF LOAN NOTICE

Date: ___________, _____

To:	Enbridge (U.S.) Inc., as Lender

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of February 15, 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Enbridge Energy Partners, L.P., (the “Borrower”) and Enbridge (U.S.) Inc., as lender.

The undersigned hereby requests (select one):

☐A Borrowing of Loans     ☐A conversion of Type of Loans or continuation of Loans

☐A conversion of Committed Loans to Term Loans

1.          On ______________________________ (a Business Day).

2.          In the amount of $____________________.1

3.          Comprised of _________________________.
                         Type of Loan requested

4.          For Eurodollar Rate Loans: with an Interest Period of _____ months.

The Borrowing requested herein complies with the proviso to the first sentence of [Section 2.01(a)]2 [Section 2.01(b)]3 of the Agreement.

BORROWER

By:	ENBRIDGE ENERGY MANAGEMENT, L.L.C.,
as delegate of Enbridge Energy Company, Inc.,
its General Partner

By:
Name:
Title:

1 If conversion of Committed Loans to Term Loans is selected, such amount shall be the entire amount of Committed Loans outstanding.

2 With respect to Committed Loans.

3 With respect to conversion of Committed Loans to Term Loans.

Exh A
Form of Loan Notice

EXHIBIT B

FORM OF LOAN NOTE

______________________

______________________

FOR VALUE RECEIVED, the undersigned (the “Borrower”), hereby promises to pay to the order of _____________________________ or permitted registered assigns (the “Lender”), in accordance with the provisions of the Credit Agreement (as hereinafter defined) the principal amount of each Committed Loan outstanding from time to time, or if such amount is converted to a Term Loan on the Term Conversion Date, the unpaid principal amount of Term Loan made by the Lender to the Borrower under that certain Credit Agreement, dated as of February 15, 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among the Borrower and the Lender.

The Borrower promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates, and at such times as are specified in the Credit Agreement. All payments of principal of and interest on this Note shall be made to the Lender in Dollars in immediately available funds at the Lender’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.

This Note is one of the Notes referred to in the Credit Agreement, is entitled to the benefits thereof and is subject to optional prepayment in whole or in part as provided therein. During the continuance of one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Credit Agreement. Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

Exh B — 1
Form of Loan Note

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

BORROWER

By:	ENBRIDGE ENERGY MANAGEMENT, L.L.C.,
as delegate of Enbridge Energy Company, Inc.,
its General Partner

By:

Name:

Title:

Exh B — 2
Form of Loan Note

LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Loan Made	Amount of Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

Exh B — 3
Form of Loan Note

EXHIBIT C

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date: ____________, ____

To:	Enbridge (U.S.) Inc., as Lender

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of February 15, 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Enbridge Energy Partners, L.P. (the “Borrower”) and Enbridge (U.S.) Inc., as Lender (the “Lender”).

The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the ___________ of the [General Partner/Delegate], and that, as such, he/she is authorized to execute and deliver this Certificate to the Lender on the behalf of the Borrower, and that:

Use following for fiscal year-end financial statements

1.          Filed with the Borrower’s Form 10-K for its fiscal year ended __________ ____, 20__, are the year-end financial statements (the “Annual Financial Statements”) required by Section 6.01(a), and if the Borrower has designated any Subsidiary other than the MEP Unrestricted Subsidiaries as an Unrestricted Subsidiary, attached hereto as Schedule 1 are the year-end financial statements, adjusted to exclude the assets and operations of the Non-MEP Unrestricted Subsidiaries. The Annual Financial Statements fairly present the financial condition, results of operations and cash flows of the Borrower and its consolidated subsidiaries in accordance with GAAP as at such date for such period.

Use following for fiscal quarter-end financial statements

1.          Filed with the Borrower’s Form 10-Q for its fiscal quarter ended ___________ ____, 20__] are the unaudited financial statements (the “Quarterly Financial Statements”) required by Section 6.01(b) for such fiscal quarter, and if the Borrower has designated any Subsidiary other than the MEP Unrestricted Subsidiaries as an Unrestricted Subsidiary (the “non-MEP Unrestricted Subsidiaries”), attached hereto as Schedule 1 are unaudited financial statements for such fiscal quarter adjusted to exclude the assets and operations of the Non-MEP Unrestricted Subsidiaries. The Quarterly Financial Statements fairly present the financial condition, results of operations and cash flows of the Borrower and its consolidated subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

2.          The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a reasonable review of the transactions and condition (financial or otherwise) of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements.

3.          A review of the activities of the Borrower and its Subsidiaries during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Borrower and each of its Subsidiaries performed and observed all its Obligations under the Loan Documents, and

Exh C — 1
Form of Compliance Certificate

select one:

to the best knowledge of the undersigned, during such fiscal period, the Borrower and each of its Subsidiaries performed and observed each covenant and condition of the Loan Documents applicable to it.

—or—

to the best knowledge of the undersigned, during such fiscal period, the following covenants or conditions have not been performed or observed and the following is a list of each such Default or Event of Default and its nature and status: _____________________.

4.          The financial covenant calculations and information set forth on Schedule 2 attached hereto are true and accurate. Attached hereto as Schedule 3 is a reconciliation of the components of such calculations as required by Section 6.02(a)(i) of the Agreement.

5.          If this Compliance Certificate is being delivered by a Secretary or Assistant Secretary the words “the undersigned” set forth in paragraphs 2 and 3 above shall be deemed to mean “a Responsible Financial Officer” each time such words are used therein and the following paragraph shall apply: A Responsible Financial Officer has reviewed this Compliance Certificate and attachments and has authorized the undersigned to submit this Compliance Certificate and attachments. As used in this Compliance Certificate, a “Responsible Financial Officer” means any of the president, chief financial officer, chief accountant, controller, treasurer or assistant treasurer of the Borrower, the General Partner or the Delegate.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of _______________, ____________.

ENBRIDGE ENERGY PARTNERS, L.P.

By:	ENBRIDGE ENERGY MANAGEMENT, L.L.C.,
as delegate of Enbridge Energy Company, Inc.,
its General Partner

By:

Name:

Title:

Exh C — 2
Form of Compliance Certificate

For the Quarter/Year ended ___________________ (“Statement Date”)

SCHEDULE 2
to the Compliance Certificate
($ in 000’s)

Section 7.09 – Leverage Ratio.

Maximum Leverage Ratio
As of the end of each applicable four-quarter period, the Borrower is required to maintain Consolidated Leverage Ratio of no greater than:
During any Period other than an Acquisition Period:	5.00:1.00

During an Acquisition Period*:

*If a Specified Acquisition has been or is hereby designated by the Borrower and the corresponding Acquisition Period is in effect as of the Statement Date, a separate sheet of paper is to be attached to this Compliance Certificate setting forth the corresponding Acquisition Closing Date (and if such Acquisition Period has terminated, the last day of such Acquisition Period), and describing the transactions that constitute such Specified Acquisition. Check the applicable line:

5.50:1.00
__ The Borrower has previously designated such Specified Acquisition; or

__ The Borrower hereby designates such Specified Acquisition.

A. Consolidated Funded Debt as Adjusted for Funded Debt owed by the Borrower to Subsidiaries at Statement Date (calculated as follows: A.5 + (without duplication) A.8):	$____________

1.           Consolidated Funded Debt of the Borrower and its Subsidiaries at Statement Date (without regard to reduction for applicable Qualifying Subordinated Indebtedness and Designated Hybrid Securities):

Indicate amount of Indebtedness of Unrestricted Subsidiaries (not included in line 1): $____________

$____________

2.           Qualifying Subordinated Indebtedness at Statement Date:

(Attach additional information: indicate name(s) of subordinated creditors to whom Qualifying Subordinated Indebtedness is owed; summarize the terms of such Qualifying Subordinated Indebtedness in sufficient detail to demonstrate that it meets the requirements set forth in the definition of Qualifying Subordinated Indebtedness; and confirm that subordination agreement has been delivered)

$____________
3. Face amount of Hybrid Securities at Statement Date:	$____________

Exh C — 3
Form of Compliance Certificate

4. Face amount of Designated Hybrid Securities at Statement Date (not to exceed 15% of Total Capitalization):	$____________
Total Capitalization at Statement Date: $___________
Consolidated Net Worth at Statement Date (used in calculating Total Capitalization): $__________
Indicate amount of partners’ capital of the Borrower determined as of such date in accordance with GAAP, subject (as applicable) to year-end audit adjustments and footnotes (used in computing Consolidated Net Worth): $__________
5. Consolidated Funded Debt (calculated as follows: A.1 – (A.2 + A.4)):	$____________
6. Funded Debt owed by the Borrower to Subsidiaries:	$____________
7. Aggregate Qualifying Subordinated Indebtedness that is included in A.5. above:	$____________
8. Adjusted Funded Debt owed by the Borrower to Subsidiaries (calculated as follows: A.6 – A.7):	$____________

B. Pro Forma EBITDA for Subject Period:	$____________
(calculated as follows: (i) the sum of B.1 + B.2 + B.3 + B.4 + B.5 + B.6 + B.7 + B.8 + B.9 + B.15 + B.16 minus (ii) the sum of B.10 + B.11 + B.12 + B.13 + B.14)
1. Consolidated Net Income:	$____________
Indicate Consolidated Net Income of Excluded Subsidiaries (to be excluded from line 1): $
2. Cash distributions received from MEP Unrestricted Subsidiaries:	$____________
Indicate cash distributions from MEP Unrestricted Subsidiaries received by Excluded Subsidiaries (excluded from line 2): $
3. Interest expense[4]:	$____________
Indicate interest expense of Excluded Subsidiaries (excluded from line 3): $
4. Income taxes[5]:	$____________
Indicate income taxes of Excluded Subsidiaries (excluded from line 4): $
5. Depreciation[6]:	$____________
Indicate depreciation of Excluded Subsidiaries (excluded from line 5): $

4 To the extent deducted in determining Consolidated Net Income.

5 To the extent used or included in the determination of Consolidated Net Income.

6 To the extent deducted in determining Consolidated Net Income.

Exh C — 4
Form of Compliance Certificate

6. Amortization[7]:	$____________
Indicate amortization of Excluded Subsidiaries (excluded from line 6): $
7. Marshall/Romeoville Oil Cleanup Costs[8]:	$____________
8. Civil, criminal and administrative fines, penalties, assessments and citations, and related direct costs and expenses, arising from each crude oil release referred to in the definition of Marshall/Romeoville Oil Cleanup Costs[9]:	$____________
9. Costs, charges and expenses accrued after September 30, 2013, arising from the cleanup of the crude oil releases referred to in the definition of Marshall/Romeoville Oil Cleanup Costs[10]:	$____________
10. Insurance proceeds received to compensate for Marshall/Romeoville Oil Cleanup Costs[11]:	$____________
11. Civil, criminal and administrative fines, penalties, assessments and citations, and related direct costs and expenses, referred to in line 8 actually paid, or accruals therefor reversed, during Subject Period by the Borrower and/or its Subsidiaries:	$____________
12. Civil, criminal and administrative fines, penalties, assessments and citations, and related direct costs and expenses, referred to in line 8 for which the Borrower and its Subsidiaries will not be liable for payment:	$____________
13. Costs, charges and expenses referred to in line 9 actually paid, or accruals therefor reversed, during Subject Period by the Borrower and/or its Subsidiaries:	$____________
14. Costs, charges and expenses referred to in line 9 for which the Borrower and its Subsidiaries will not be liable for payment of such amounts:	$____________
15. Pro forma adjustment for acquisitions during Subject Period:	$____________
Attach detailed explanation identifying each acquisition and indicating Incremental EBITDA attributable to it
16. Material Project EBITDA Adjustments for Subject Period:	$____________
Attach detailed explanation identifying each Material Project and indicating Material Project EBITDA Adjustments attributable to it
C. Leverage Ratio (Line A ÷ Line B):	____________ to 1.00

7 To the extent deducted in determining Consolidated Net Income.

8 To the extent deducted in determining Consolidated Net Income.

9 To the extent deducted in determining Consolidated Net Income.

10 To the extent deducted in determining Consolidated Net Income.

11 To the extent included in determining Consolidated Net Income, not to exceed the aggregate amounts by which Consolidated EBITDA has been increased on account of Marshall/Romeoville Oil Cleanup Costs.

Exh C — 5
Form of Compliance Certificate

Quarter-end date:________________

Section 7.10 (Indebtedness of Non-OLP Subsidiaries) and Section 7.11 (Indebtedness of Operating Partnership and Operating Partnership Subsidiaries)

A.	Indebtedness of Non-OLP Subsidiaries

	1.	Calculate aggregate amount of Indebtedness outstanding as of the Statement Date for the Non-OLP Subsidiaries:

(a)	Total amount of Indebtedness outstanding for the Non-OLP
Subsidiaries other than Indebtedness attributable to Excess
	Swap Termination Value:	$____________

(b)	Ratable Share of Excess Swap Termination
	Value (line C.3(c)):	$____________

(c)	Total (Line A.1(a) plus Line A.1(b)):	$____________

2.	Demonstrate compliance with Section 7.10:

	(a)	Non-OLP Pro Forma EBITDA:	$____________

	(b)	Calculate Non-OLP Indebtedness Limitation

		(.5 times Non-OLP Pro Forma EBITDA (line A.2(a)):	$____________

	(c)	Is the aggregate amount of Indebtedness outstanding for the Non-OLP Subsidiaries (line A.1(c)) greater than the Non-OLP Indebtedness Limitation (line A.2(b))?

Yes ☐
No ☐

	(d)	If yes, please answer the following:

	(i)	State the amount of excess Indebtedness:	$____________

	(ii)	How much of the excess Indebtedness is attributable to
		Excess Swap Termination Value?	$____________

	(iii)	Specify in reasonable detail method and timing of cure of such excess Indebtedness pursuant to Section 7.10.

B.	Indebtedness of the Operating Partnership and the Operating Partnership Subsidiaries

	1.	Calculate aggregate amount of Indebtedness outstanding for the Operating Partnership and the Operating Partnership Subsidiaries:

(a)	Total amount of Indebtedness outstanding for the
Operating Partnership and the Operating Partnership
Subsidiaries other than Indebtedness attributable to
	Excess Swap Termination Value:	$____________

Exh C — 6
Form of Compliance Certificate

(b)	Excess Swap Termination Value (line C.3(b)):	$____________

(c)	Total (line B.1(a) plus Line B.1(b)):	$____________

2.	Demonstrate compliance with Section 7.11:

(a)	State the outstanding consolidated capitalization
of the Operating Partnership and the Operating
	Partnership Subsidiaries:	$____________

(b)	Calculate the OLP Indebtedness Limitation
(.60 times the outstanding consolidated capitalization
of the Operating Partnership and the Operating Partnership
	Subsidiaries (line B.2(a))):	$____________

(c)	Is the aggregate amount of Indebtedness outstanding for the Operating Partnership and the Operating Partnership Subsidiaries (line B.1(c)) greater than the OLP Indebtedness Limitation (line B.2(b))?

Yes ☐
No ☐

(d)	If yes, please answer the following:

(i)	State the amount of excess Indebtedness:	$____________

(ii)	How much of the excess Indebtedness is attributable to

	Excess Swap Termination Value?	$____________

(iii)	Specify in reasonable detail the method and timing of cure of such excess Indebtedness pursuant to Section 7.11.

C.	Excess Swap Termination Value

	1.	State net amount of all mark-to-market obligations of all Swap Contracts to which a Subsidiary of the Borrower is obligated as a counterparty or a guarantor:	$____________

(A negative number indicates a net aggregate amount owed by Subsidiaries; a positive number indicates a net aggregate amount owed to Subsidiaries)

	2.	Is line C.1 less than negative $150,000,000?

Yes ☐
No ☐

Exh C — 7
Form of Compliance Certificate

3.	If yes, calculate the Ratable Share of the amount less than negative $150,000,000:

(a)	State aggregate Swap Termination Value of all Swap Obligations and Guarantee Obligations of Swap Obligations of the Non-OLP Subsidiaries:	$____________

(b)	State aggregate Swap Termination Value of all Swap Obligations and Guarantee Obligations of Swap Obligations of the Operating Partnership and the Operating Partnership Subsidiaries:	$____________

(c)	The Ratable Share of Excess Termination Value of the Non-OLP Subsidiaries ((line C.3(a) divided by line C.1) times the amount less than negative $150,000,000):	$____________

(d)	The Ratable Share of Excess Termination Value of the Operating Partnership and Operating Partnership Subsidiaries ((line C.3(b) divided by line C.1) times the amount less than negative $150,000,000):	$____________

Exh C — 8
Form of Compliance Certificate

EXHIBIT D

FORM OF ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between the Assignor identified in item 1 below (the “Assignor”) and the Assignee identified in item 2 below (the “Assignee). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Lender as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as the Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as the Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by the Assignor to the Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Each such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.            Assignor:     ______________________________

2.            Assignee:     ______________________________

[for each Assignee, indicate Affiliate of the Lender]

3.            Borrower:    Enbridge Energy Partners, L.P.

4.            Intentionally Omitted.

5.            Credit Agreement:     The Credit Agreement, dated as of February 15, 2017, among Enbridge Energy Partners, L.P. and Enbridge (U.S.) Inc., as Lender

Exh D — 1
Form of Assignment and Assumption

6.             Assigned Interest[s]:12

Assignor	Assignee	Amount of Commitment/ Loans Assigned	CUSIP Number

$_________
$_________
$_________

[7.          Trade Date:     __________________]

Effective Date: __________________, 20__

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Title:

[Consented to:]13

By:
Title:

12         The reference to “Loans” in the table refers to (a) Committed Loans if the Borrower does not exercise the term conversion option described in Section 2.01(b) of the Credit Agreement or (b) Term Loans if the Borrower exercises the term conversion option described in Section 2.01(b) of the Credit Agreement.

13         To be added only if the consent of the Borrower is required by the terms of the Credit Agreement.

Exh D — 2
Form of Assignment and Assumption

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION
[___________________]14

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1.             Representations and Warranties.

1.1.          Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.          Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 10.07(b)(iii), 10.07(b)(v), and 10.07(b)(vi) of the Credit Agreement (subject to such consents, if any, as may be required under Section 10.07(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as the Lender thereunder and shall have the obligations of the Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, (vi) it has, independently and without reliance upon the Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Assignor, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

14            Describe Credit Agreement at option of Lender.

Exh D — 3
Form of Assignment and Assumption

2.          Payments. From and after the Effective Date, the Borrower shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date. Notwithstanding the foregoing, the Borrower shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to the Assignee.

3.          General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

Exh D — 4
Form of Assignment and Assumption